Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of October 9, 2026

to

CREDIT AGREEMENT

Dated as of December 9, 2025

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of October 9, 2026 by and among UNIVERSAL CORPORATION, a Virginia corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Credit Agreement dated as of December 9, 2025 by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the Required Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement;

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1. Amendments to the Credit Agreement. Effective as of September 30, 2026 for all purposes under the Credit Agreement and the other Loan Documents, upon the satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent (or its counsel) shall have received counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent.

(b) The Administrative Agent shall have received (i) for the account of each Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, a consent fee in amount equal to the amount previously disclosed to the Lenders and (ii) payment of the Administrative Agent’s and its affiliates’ fees and reasonable and documented out-of-pocket expenses (including reasonable fees, charges and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents to the extent provided for in Section 9.03 of the Amended Credit Agreement.

3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a) The Borrower has the corporate power and authority, and the legal right, to make, deliver, and perform this Amendment and the Amended Credit Agreement and has taken all necessary corporate action to authorize the execution, delivery, and performance by it of this Amendment and the Amended Credit Agreement.

(b) This Amendment and the Amended Credit Agreement constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Amended Credit Agreement are true and correct in all material respects (or in all respects if such representation or warranty is qualified by materiality or Material Adverse Effect).

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b) Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the other Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a Loan Document.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

UNIVERSAL CORPORATION, as the Borrower

By:	/s/ Steven S. Diel
Name:	Steven S. Diel
Title:	Senior Vice President and
Chief Financial Officer

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By:	/s/ Bam Fakorede
Name:	Bam Fakorede
Title:	Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

TRUIST BANK, as a Lender

By:	/s/ John P. Wofford
Name:	John P. Wofford
Title:	Authorized Officer

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

AGFIRST FARM CREDIT BANK, as a Lender

By:	/s/ Creighton Culvern
Name:	Creighton Culvern
Title:	AVP

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

FIRST HORIZON BANK, as a Lender

By:	/s/ Todd Warrick
Name:	Todd Warrick
Title:	EVP

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David Raczka
Name:	David Raczka
Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

CITIBANK, N.A., as a Lender

By:	/s/ Garrett Merlo
Name:	Garrett Merlo
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Matthew R. Alles
Name:	Matthew R. Alles
Title:	Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

UBS SWITZERLAND AG, as a Lender

By:	/s/ Patrick Buchart
Name:	Patrick Buchart
Title:	Executive Director

By:	/s/ Philippe Sabuco
Name:	Philippe Sabuco
Title:	Director

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

ATLANTIC UNION BANK, as a Lender

By:	/s/ Matthew Sawyer
Name:	Matthew Sawyer
Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

CAPITAL ONE, N.A., as a Lender

By:	/s/ Austin Will
Name:	Austin Will
Title:	Duly Authorized Signatory

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Meghan C. Quinn
Name:	Meghan C. Quinn
Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

FARM CREDIT BANK OF TEXAS, as a Lender

By:	/s/ Jerardo Jasso
Name:	Jerardo Jasso
Title:	Portfolio Manager

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

FARM CREDIT MID-AMERICA, PCA, as a Lender

By:	/s/ Aaron Miller
Name:	Aaron Miller
Title:	VP Capital Markets

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

COBANK, ACB, as a Lender

By:	/s/ Jasmeet Minhas
Name:	Jasmeet Minhas
Title:	MD- CABG

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

GREENSTONE FARM CREDIT SERVICES ACA, as a Lender

By:	/s/ Chuck Castles
Name:	Chuck Castles
Title:	Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

COMPEER FINANCIAL, PCA, as a Lender

By:	/s/ Mike C. Hawkins
Name:	Mike C. Hawkins
Title:	Director, Capital Markets

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

COBANK FCB, as a Voting Participant

By:	/s/ Jasmeet Minhas
Name:	Jasmeet Minhas
Title:	MD-CABG

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

COMPEER FINANCIAL, FLCA as a Voting Participant

By:	/s/ Mike C. Hawkins
Name:	Mike C. Hawkins
Title:	Director, Capital Markets

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

FARM CREDIT BANK OF TEXAS, as a Voting Participant

By:	/s/ Jerardo Jasso
Name:	Jerardo Jasso
Title:	Portfolio Manager

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

FARM CREDIT MID-AMERICA, FLCA, as a Voting Participant

By:	/s/ Aaron Miller
Name:	Aaron Miller
Title:	VP Capital Markets

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

GREENSTONE FARM CREDIT SERVICES, FLCA, as a Voting Participant

By:	/s/ Chuck Castles
Name:	Chuck Castles
Title:	Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

AGCAROLINA FARM CREDIT. FLCA, as a Voting Participant

By:	/s/ Cliff Kilpatrick
Name:	Cliff Kilpatrick
Title:	Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

FARM CREDIT OF THE VIRGINIAS, ACA, as a Voting Participant

By:	/s/ John T. Anderson
Name:	John T. Anderson
Title:	Credit Manager

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

HORIZON FARM CREDIT, ACA, as a Voting Participant

By:	/s/ William Frailey
Name:	William Frailey
Title:	Executive Director

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

FARM CREDIT OF FLORIDA, ACA, as a Voting Participant

By:	/s/ Michael W. Zolkos
Name:	Michael W. Zolkos
Title:	Capital Markets Officer / VP

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

AGWEST FARM CREDIT, FLCA, as a Voting Participant

By:	/s/ Jeremy A. Roewe
Name:	Jeremy A. Roewe
Title:	Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

AMERICAN AGCREDIT, FLCA, as a Voting Participant

By:	/s/ Anne Vendeland
Name:	Anne Vendeland
Title:	Senior Relationship Manager

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

CAPITAL FARM CREDIT, ACA as Agent Nominee for Capital Farm Credit, FLCA, as a Voting Participant

By:	/s/ Agustin Arzeno
Name:	Agustin Arzeno
Title:	Director Capital Markets

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

FARM CREDIT EAST, ACA, as a Voting Participant

By:	/s/ Cory Haggett
Name:	Cory Haggett
Title:	Vice President, Capital Markets

Signature Page to Amendment No. 1 to

Credit Agreement dated as of December 9, 2025

Universal Corporation

ANNEX A

Attached

CREDIT AGREEMENT

dated as of

December 9, 2025

among

UNIVERSAL CORPORATION

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

TRUIST BANK and AGFIRST FARM CREDIT BANK

as Co-Syndication Agents

and

FIRST HORIZON BANK, KEYBANK NATIONAL ASSOCIATION, CITIBANK, N.A., BANK OF

AMERICA, N.A., UBS SWITZERLAND AG, ATLANTIC UNION BANK and

CAPITAL ONE, N.A.

as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A.

TRUIST SECURITIES, INC. and

AGFIRST FARM CREDIT BANK

as Joint Bookrunners and Joint Lead Arrangers

in respect of the Revolving Credit Facility and the Term A-1 Loan Facility

AGFIRST FARM CREDIT BANK

JPMORGAN CHASE BANK, N.A. and

TRUIST SECURITIES, INC.

as Joint Bookrunners and Joint Lead Arrangers

in respect of the Term A-2 Loan Facility

(continued)

(continued)

(continued)

Page

SCHEDULES:

Schedule 2.01A – Commitments
Schedule 2.01B – Letter of Credit Commitments
Schedule 3.05 – Material Litigation
Schedule 3.10 – Subsidiaries
Schedule 3.14 – Disclosed Environmental Matters
Schedule 6.03 – Existing Sale and Lease-Back Transactions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Note Exhibit C – [Intentionally Omitted] Exhibit D – [Intentionally Omitted]
Exhibit E – Form of Increasing Lender Supplement
Exhibit F – Form of Augmenting Lender Supplement
Exhibit G – List of Closing Documents
Exhibit H – Form of Subsidiary Guaranty
Exhibit I-1 – Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)
Exhibit I-2 – Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit I-3 – Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)
Exhibit I-4 – Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit J – Form of Officer’s Certificate Exhibit K – Form of Account Designation Letter

CREDIT AGREEMENT (this “Agreement”) dated as of December 9, 2025 among UNIVERSAL CORPORATION, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loans” means, ABR Revolving Loans, ABR Term A-1 Loans and ABR Term A-2 Loans.

“Account Designation Letter” means an account designation letter substantially in the form of Exhibit K.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to the Daily Simple SOFR; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Borrower or any Lender, as the context requires.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to such term in Section 9.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.21 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation, (b) with respect to the Term A-1 Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term A-1 Loans and the denominator of which is the aggregate outstanding principal amount of the Term A-1 Loans of all Term A-1 Lenders; provided that in the case of Section 2.21 when a Defaulting Lender shall exist, any such Defaulting Lender’s Term A-1 Loan Commitment shall be disregarded in the calculation, and (c) with respect to the Term A-2 Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term A-2 Loans and the denominator of which is the aggregate outstanding principal amount of the Term A-2 Loans of all Term A-2 Lenders; provided that in the case of Section 2.21 when a Defaulting Lender shall exist, any such Defaulting Lender’s Term A-2 Loan Commitment shall be disregarded in the calculation.

“Applicable Rate” means, for any day, with respect to any Term Benchmark Revolving Loan, any ABR Revolving Loan, any Term Benchmark Term A-1 Loan, any ABR Term A-1 Loan, any Term Benchmark Term A-2 Loan, any ABR Term A-2 Loan or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark Spread (Revolving Loans)”, “ABR Spread (Revolving Loans)”, “Term Benchmark Spread (Term A-1 Loans)”, “ABR Spread (Term A-1 Loans)”, “Term Benchmark Spread (Term A-2 Loans)”, “ABR Spread (Term A-2 Loans)” or “Facility Fee Rate”, as the case may be, based upon the Total Net Leverage Ratio applicable on such date:

	Total Net Leverage Ratio	Facility Fee Rate	Term Benchmark Spread (Revolving Loans)	ABR Spread (Revolving Loans)
Category 1:	< 1.25 to 1.00	0.25%	1.00%	0.10%
Category 2:	≥ 1.25 to 1.00 but < 1.75 to 1.00	0.30%	1.20%	0.30%
Category 3:	≥ 1.75 to 1.00 but < 2.25 to 1.00	0.35%	1.40%	0.50%
Category 4:	≥ 2.25 to 1.00	0.40%	1.60%	0.70%

	Total Net Leverage Ratio	Term Benchmark Spread (Term A-1 Loans)	ABR Spread (Term A-1 Loans)	Term Benchmark Spread (Term A-2 Loans)	ABR Spread (Term A-2 Loans)
Category 1:	< 1.25 to 1.00	1.25%	0.35%	1.50%	0.60%
Category 2:	≥ 1.25 to 1.00 but < 1.75 to 1.00	1.50%	0.60%	1.75%	0.85%
Category 3:	≥ 1.75 to 1.00 but < 2.25 to 1.00	1.75%	0.85%	2.00%	1.10%
Category 4:	≥ 2.25 to 1.00	2.00%	1.10%	2.50%	1.60%

For purposes of the foregoing,

(i) if at any time the Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 4 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date that is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

(iii) notwithstanding the foregoing, Category 4 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s fiscal quarter ending on or about December 31, 2025 and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Approved Borrower Portal” has the meaning assigned to it in Section 8.10(a).

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Arranger” means each of JPMorgan Chase Bank, N.A., AgFirst Farm Credit Bank and Truist Securities, Inc. in its capacity as a joint bookrunner and a joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, at any time, the principal amount of Indebtedness which (i) if a Working Capital Facility is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Working Capital Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Working Capital Facility if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise).

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving/TLA-1 Maturity Date and the date of termination of the Revolving Commitments pursuant hereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to the Borrower or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall (A) enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or (B) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of such Person or for any substantial part of its Property, or (C) order the winding up or liquidation of its affairs; (ii) there shall be commenced against such Person (A) an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or (B) any case, proceeding, or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of such Person or for any substantial part of its Property, or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding, or other action shall remain undismissed, undischarged, or unbonded for a period of sixty (60) consecutive days; or (iii) (A) such Person shall (w) commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, (x) consent to the entry of an order for relief in an involuntary case under any such law, (y) consent to the appointment or taking possession, by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of such Person of any substantial part of its Property, or (z) make any general assignment for the benefit of creditors, or (B) the board of directors of such Person shall authorize such Person to take any of the actions set forth in subsection (A); or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (1) or clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Universal Corporation, a Virginia corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type and Class, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (c) a Swingline Borrowing.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal, or mixed) by that Person as lessee that, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

“Cash Equivalents” means (a) securities with maturities of one year or less issued or fully guaranteed by any Governmental Authority and such securities are rated at least A by S&P or A by Moody’s; (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s; (c) certificates of deposit issued by and time deposits with commercial banks having capital and surplus in excess of $300,000,000; and (d) money-market funds or money-market mutual funds which (i) seek to maintain a constant net asset value, (ii) maintain fund assets under management having an aggregate market value of at least $1,000,000,000 and (iii) invest primarily in instruments referred to in clauses (a) through (c) above and/or repurchase agreements thereon having a term not more than 30 days.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (a) any Person or two or more Persons acting in concert shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower, or (b) during any period of up to 24 consecutive months, commencing after the Effective Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new directors whose election or nomination by the Borrower’s Board of Directors or whose nomination for election by the Borrower’s shareholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the SEC under the Securities Act of 1934.

“Charges” has the meaning assigned to such term in Section 9.15.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term A-1 Loans, Term A-2 Loans or Swingline Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Documentation Agent” means each of First Horizon Bank, KeyBank National Association, Citibank, N.A., Bank of America, N.A., UBS Switzerland AG, Atlantic Union Bank and Capital One, N.A. in its capacity as a co-documentation agent for the credit facilities evidenced by this Agreement.

“Commitment” means, (a) the Revolving Commitments and the Term Loan Commitments and (b) with respect to each Lender, the sum of such Lender’s Revolving Commitment, Term A-1 Loan Commitment and Term A-2 Loan Commitment. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01A, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Committed Inventory” means tobacco inventories for which the Borrower has received a Confirmed Order.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.03, including through an Approved Electronic Platform.

“Confirmed Order” means an order by a customer (other than an Affiliate of the Borrower) that has been accepted in the ordinary course of business by representatives of the Borrower or an Affiliate of the Borrower and recorded on the inventory records of such Affiliate or the Borrower.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Accumulated Other Comprehensive Income” means, for the Consolidated Group, at any time, the accumulated change in shareholders’ equity of the Borrower caused by the recognition of other comprehensive income as defined in accordance with GAAP applied on a consistent basis.

“Consolidated Average Committed Inventory” means the quotient obtained by dividing (i) the sum of the Committed Inventory of the Consolidated Group as of the end of each of the preceding four fiscal quarters by (ii) four (4).

“Consolidated Average Customer Advances and Deposits” means the quotient obtained by dividing (i) the sum of the Customer Advances and Deposits of the Consolidated Group as of the end of each of the preceding four fiscal quarters by (ii) four (4).

“Consolidated Average Total Indebtedness” means the quotient obtained by dividing (i) the sum of the total Indebtedness of the Consolidated Group as of the end of the preceding four fiscal quarters by (ii) four (4).

“Consolidated EBITDA” means, for any fiscal period of the Borrower, the sum of (i) Consolidated Net Income for such period, plus (ii) the aggregate amount of the depreciation expense and amortization expense for such period to the extent deducted in determining Consolidated Net Income, plus (iii) the consolidated income tax expense for such period deducted in determining Consolidated Net Income, plus (iv) the interest expense for such period (including, without limitation, the interest component of payments under Capital Leases) deducted in determining Consolidated Net Income, minus (v) any extraordinary items of non-recurring gain included in Consolidated Net Income for such period, minus (vi) any minority interests, plus (vii) potential impairment, restructuring charges or any extraordinary and non-recurring non-cash charges, in each case, as determined in accordance with GAAP, (viii) out-of-pocket fees and expenses incurred during such period directly in connection with any Material Acquisition or Material Disposition plus (ix) non-cash charges related to the Borrower’s stock compensation plan determined for the Consolidated Group on a consolidated basis in accordance with GAAP plus (x) with respect to any Material Acquisition or Material Disposition, for any test period that includes all or any part of a fiscal quarter included in any of the six quarters following such Material Acquisition or Material Disposition (the “Post-Acquisition Period”), the pro forma increase or decrease (for the avoidance of doubt, net of any such increase or decrease actually realized) in Consolidated EBITDA (including the portion thereof attributable to any assets (including Equity Interests) sold or acquired) certified by a Financial Officer of the Borrower as having been determined in good faith to be reasonably anticipated to be realizable within 18 months following any such Material Acquisition or Material Disposition as a result of (a) actions taken or expected to be taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable “run rate” cost savings, reductions or cost synergies or (b) any additional costs incurred during such Post-Acquisition Period to achieve such “run rate” cost savings, reductions and cost synergies, in each case in connection with the combination of the operations of the assets acquired with the operations of the Borrower and the Subsidiaries or the applicable disposition; provided that, so long as such actions are taken or expected to be taken prior to or during such Post-Acquisition Period or such costs are incurred prior to or during such Post-Acquisition Period, as applicable, the “run rate” cost savings, reductions and cost synergies related to such actions or such additional costs, as applicable, may be assumed, for purposes of projecting such pro forma increase or decrease to such Consolidated EBITDA to be realizable during the entirety, or, in the case of, additional costs, as applicable, to be incurred during the entirety of such test period; provided further that any such pro forma increase or decrease to Consolidated EBITDA shall be without duplication for cost savings, cost synergies or additional costs already included in Consolidated EBITDA for such test period; provided, further, that the aggregate amount of adjustments in respect of “run rate” cost savings, reductions and cost synergies, when combined with adjustments made pursuant to clause (xi) below, shall not exceed 15% of Consolidated EBITDA for such fiscal period prior to giving effect to such “run rate” cost savings, reductions and cost synergies for such fiscal period plus (xi) start-up costs incurred in connection with any Material Project, including recruiting and signing bonuses and expenses, systems design and establishment costs, systems, facilities and / or equipment conversion costs, so long as such costs are incurred after the date of completion of the Material Project (such date, the “Material Project Completion Date”) but on or prior to the date that is 18 months after the Material Project Completion Date; provided, further, that the aggregate amount of adjustments in respect of such start-up costs, when combined with adjustments made pursuant to clause (x) above, shall not exceed 15% of Consolidated EBITDA for such fiscal period prior to giving effect to such start-up costs for such fiscal period plus (xii) non-cash losses from joint venture entities and non-cash minority interest reductions. Notwithstanding the foregoing, (1) Consolidated EBITDA shall include those amounts of income tax expense, interest expense and depreciation and amortization expense netted into one line item on the income statement of the Borrower as a result of reporting “discontinued operations” on such income statement and (2) to the extent included in Consolidated Net Income for such period, Consolidated EBITDA shall exclude the effects of any non-cash purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period.

“Consolidated Group” means the Borrower and its consolidated subsidiaries as determined in accordance with GAAP.

“Consolidated Net Income” means for any period for the Consolidated Group, net income on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

“Consolidated Tangible Net Worth” means, for the Consolidated Group at any time, Consolidated Total Tangible Assets, minus Consolidated Total Liabilities, plus the Consolidated Accumulated Other Comprehensive Income that results in a reduction to shareholders’ equity, if any, and minus the Consolidated Accumulated Other Comprehensive Income that results in an increase to shareholders’ equity, if any, as determined on a consolidated basis in accordance with GAAP applied on a consistent basis; provided that notwithstanding the foregoing, no “right of use” asset or similar intangible that would have been accrued rental lease expense under GAAP as in effect on the Effective Date shall be subtracted in determining “Consolidated Tangible Net Worth”.

“Consolidated Total Indebtedness” means, for the Consolidated Group at any time, (a) Consolidated Average Total Indebtedness minus (b) fifty percent (50%) of Consolidated Average Committed Inventory plus (c) fifty percent (50%) of Consolidated Average Customer Advances and Deposits minus (d) fifty percent (50%) of the aggregate amount of unrestricted and unencumbered (other than Permitted Encumbrances) cash and Cash Equivalents maintained by the Borrower and its Subsidiaries in a deposit account or securities account located in the United States or maintained in a deposit account or securities account used for the Borrower’s corporate cash pooling arrangement with JPMorgan Chase Bank, N.A. as of such date.

“Consolidated Total Liabilities” means for the Consolidated Group at any time, total liabilities determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

“Consolidated Total Tangible Assets” means, for the Consolidated Group at any time, consolidated total assets minus (i) goodwill and (ii) other items properly classified as “intangible assets”, in each case as determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Syndication Agent” means each of Truist Bank and AgFirst Farm Credit Bank in its capacity as a co-syndication agent for the credit facilities evidenced by this Agreement.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.18.

“Credit Event” means a Borrowing, the issuance, amendment or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Customer Advances and Deposits” means funds received by the Borrower from customers that are recorded as “Customer Advances and Deposits” on the Borrower’s financial statements.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding set forth in Article IV of this Agreement (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent set forth in Article IV of this Agreement (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date hereof.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means any and all applicable foreign, federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority, or other Requirement of Law (including common law) regulating, relating to, or imposing liability or standards of conduct concerning protection of human health from exposure to any Materials of Environmental Concern or the environment, as now or may at any time be in effect during the term of this Agreement.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group that includes the Borrower and that is treated as a single employer under Sections 414(b) or (c) of the Code.

“ERISA Event” means (i) with respect to any Single Employer Plan or Multiple Employer Plan, the occurrence of a Reportable Event; (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate from a Multiemployer Plan or the receipt by the Borrower, any Subsidiary, or any ERISA Affiliate that a Multiemployer Plan is in reorganization; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the guarantee of such Loan Party, or such grant of a security interest, becomes or would become effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient:

(a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Connection Income Taxes;

(b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b) or Section 9.02(d)) or (ii) such Lender changes its lending office, except, in each case, to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changes its lending office;

(c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and

(d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of December 15, 2022, among the Borrower, certain lenders and JPMorgan Chase Bank, N.A., as administrative agent, as amended prior to the date hereof.

“Existing Revolving/TLA-1 Maturity Date” has the meaning assigned to such term in Section 2.22(a).

“Existing TLA-2 Maturity Date” has the meaning assigned to such term in Section 2.22(a).

“Extending Lender” has the meaning assigned to such term in Section 2.22(b)(ii).

“Extension Request” means a written request from the Borrower to the Administrative Agent requesting an extension of the Maturity Date pursuant to Section 2.22.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0%.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increase Effective Date” has the meaning assigned to such term in Section 2.20.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all principal obligations of such Person evidenced by bonds, debentures, notes, or similar instruments upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary indemnities or reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade letters of credit, trade debt and accounts payable to trade creditors for goods and services incurred in the ordinary course of business and due within one (1) year of the incurrence thereof, which shall not constitute Indebtedness for purposes of this clause (iv)) that would appear as liabilities on a balance sheet of such Person, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent, or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided, that for purposes hereof the amount of such Indebtedness shall be limited to the greater of (A) the amount of such Indebtedness as to which there is recourse to such Person and (B) the fair market value of the property that is subject to the Lien, (vi) all Support Obligations of such Person, (vii) the principal portion of all obligations of such Person under Capital Leases, (viii) the maximum outstanding amount of all standby letters of credit (excluding (a) performance letters of credit and trade letters of credit, (b) letters of credit issued in connection with Customer Advances and Deposits and (c) other letters of credit with a face amount not in excess of $250,000, so long as the aggregate amount of all such letters of credit excluded pursuant to this clause (c) does not exceed $5,000,000 in aggregate) issued or bankers’ acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (ix) the outstanding attributed principal amount under any securitization financing program of such Person, (x) the principal balance outstanding under any synthetic lease or tax retention operating lease to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; excluding, for all purposes hereof, all contingent liabilities from (1) pre-export farmer financing in Brazil and (2) pre-export and post-export financing in Zimbabwe, each in an aggregate outstanding principal amount consistent with past practices of the Borrower and (xi) the Attributable Indebtedness of such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the applicable Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Revolving/TLA-1 Maturity Date.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or such other period as is requested by the Borrower and is reasonably acceptable to the Administrative Agent and the Lenders) (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory Financing” shall mean any transaction or series of inventory financings (including, for the avoidance of doubt, any commodities repurchase agreement, commodity spot and/or forward agreement with an embedded right of either party to require the sale or repurchase, or substantially similar agreement, any futures contract, exchange-for-risk, exchange-for-physical, exchange-for-swap or similar agreement involving commodities) that may be entered into by the Borrower or any Subsidiary pursuant to which the Borrower or any such Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Inventory Financing Assets to either (a) an Inventory Financing Counterparty or (b) an Inventory Financing Entity that in turn sells such Inventory Financing Assets to an Inventory Financing Counterparty, or grants a security interest in, any Inventory Financing Assets of the Borrower or any of its Subsidiaries to an Inventory Financing Counterparty.

“Inventory Financing Assets” shall mean (a) commodities or related assets and there proceeds thereof, in each case, to the extent subject (or to become subject) to any Inventory Financing and (b) all collateral securing such commodities or related assets, all contracts and contract rights, guaranties or other obligations in respect of such asset, accounts and records with respect to such asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with assets in a commodities repurchase agreement or other Inventory Financing and which in the case of clauses (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged in connection with Inventory Financing.

“Inventory Financing Counterparty” shall mean, with respect to any Inventory Financing, a Person who in the ordinary course of business purchases, sells, hedges or finances the Inventory Financing Assets that are the subject of the applicable Inventory Financing, and who, with respect to an exchange or swap transaction, qualifies as an ECP.

“Inventory Financing Entity” shall mean any Subsidiary of the Borrower formed for the purpose of, and that solely engages in, one or more Inventory Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in an Inventory Financing in which the Borrower or any Subsidiary makes an Investment and to which the Borrower or such Subsidiary transfers Inventory Financing Assets and related assets.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, or the making of any capital contribution to, any other Person or any agreement to make any such acquisition, (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), and (c) the entering into of any Supporting Obligation of, or other contingent obligations with respect to, Indebtedness of any other Person.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A., Truist Bank and each other Lender designated by the Borrower as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank (so long as, in the case of any Letter of Credit, the named beneficiary of such Letter of Credit has approved such Affiliate), in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto, and, further, references herein to “the Issuing Bank” shall be deemed to refer to each of the Issuing Banks or the relevant Issuing Bank, as the context requires.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Revolving Lender shall remain in full force and effect until the applicable Issuing Bank and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority, or charge of any kind (including any conditional sale or other title retention agreement, and any financing lease having substantially the same effect as any of the foregoing).

“Loan Documents” means this Agreement, any promissory notes issued pursuant to Section 2.10(e) of this Agreement, any Letter of Credit applications, any Letter of Credit Agreement, any agreements between the Borrower and an Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit, the Subsidiary Guaranty, the Fee Letter and any agreement or supplement executed by a Loan Party pursuant to Section 5.09. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits, or schedules thereto, and all amendments, restatements, supplements, or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Acquisition” any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any majority or controlling portion of a business or operating unit of a business, (ii) all or substantially all or any majority or controlling interest of the common stock or other equity interests of a Person, or (iii) any minority or joint venture interest where the Borrower or any of its Subsidiaries owns at least 25% of the common stock or other equity interests of a Person, and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $50,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $25,000,000.

“Material Domestic Subsidiary” means any Domestic Subsidiary that owns unencumbered operating assets as of the Effective Date (based on the most recent financial statements referred to in Section 3.01(a)) or as of the end of the most recent fiscal year thereafter in excess of ten percent (10%) of the Consolidated Total Tangible Assets. In making the foregoing determination, the percentage ownership interest in a Subsidiary held by the Borrower or any of its Subsidiaries shall be applied to the value of unencumbered operating assets held by such Subsidiary and the resulting value shall be used to determine the percentage of the Consolidated Total Tangible Assets held by such Subsidiary.

“Material Project” means any development or construction project or other investment in such development or construction project by the Borrower or any of its Subsidiaries that involves the payment by the Borrower and its Subsidiaries in excess of $50,000,000.

“Material Project Completion Date” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials, or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

“Maturity Date” means the Revolving/TLA-1 Maturity Date or the TLA-2 Maturity Date, as the context requires.

“Maximum Rate” has the meaning assigned to such term in Section 9.15.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA that is subject to Title IV of ERISA.

“Multiple Employer Plan” means a Plan that the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Obligations” means (i) all unpaid principal of and accrued and unpaid interest on the Loans, (ii) all LC Exposure, (iii) all accrued and unpaid fees due pursuant to the Loan Documents, and (iv) all expenses, reimbursements, indemnities, and other obligations, liabilities and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any of the Borrower and its Domestic Subsidiaries to any of the Lenders, the Administrative Agent, any Issuing Bank, or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof; provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b) or Section 9.02(d)).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning set forth in Section 9.04.

“Participant Register” has the meaning set forth in Section 9.04(c).

“Payment” has the meaning assigned to such term in Section 8.06(c).

“Payment Notice” has the meaning assigned to such term in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

“Permitted Encumbrances” means the encumbrances in clauses (g), (h), (i), (l), (o), (p), (r) and (w) of the definition of “Permitted Liens”.

“Permitted Liens” means:

(a) Liens existing on the Effective Date;

(b) Liens securing indebtedness owing by any Subsidiary to the Borrower, any other Loan Party, or a Significant Subsidiary;

(c) Liens on assets of any Person existing at the time such Person becomes a Subsidiary;

(d) Liens on assets existing at the time of acquisition thereof; provided, that such Lien shall not extend to any other property of the Borrower, any other Loan Party, or a Significant Subsidiary;

(e) Liens to secure indebtedness incurred or guaranteed by the Borrower or a Subsidiary to finance the purchase price of land, buildings or equipment, or improvements to or construction of land, buildings, or equipment, which indebtedness is incurred or guaranteed prior to, at the time of, or within 180 days after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided that such Lien shall extend only to the asset to be acquired or improved with such financing;

(f) Liens on any assets of a Person existing at the time such Person is merged into or consolidated with a Loan Party or a Significant Subsidiary; provided, that such Lien shall not extend to any other property of any Loan Party or a Significant Subsidiary;

(g) easements, zoning restrictions, encroachments, rights-of-way, leases, subleases and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations;

(h) statutory, common law and contractual rights of set-off and other similar rights as to deposits of cash, securities and other financial assets in favor of banks, other depositary institutions and brokerage institutions;

(i) Liens in favor of customs and revenue authorities or in favor of agents acting on behalf of the Borrower arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods in the ordinary course of business;

(j) Liens that are contractual rights of set-off contained in purchase orders entered into with customers in the ordinary course of business;

(k) Liens arising on the subject property under non-exclusive licensing agreements and leases (including sub-leases) entered into by any Loan Party or any Subsidiary as licensor or lessor but not securing any Indebtedness and not materially interfering with the conduct of the business of the Borrower or any Subsidiary;

(l) Liens for Taxes not delinquent or which are being contested in good faith by appropriate proceedings and for which any reserves required by GAAP have been established;

(m) Liens arising in connection with Capital Leases; provided that no such Lien shall extend to or cover any assets other than the assets subject to the applicable Capital Leases;

(n) Liens on any assets in favor of the United States of America or any State thereof, or in favor of any other country, or political subdivision thereof and created to secure (i) payments pursuant to any contract or statute; or (ii) any indebtedness incurred or guaranteed by a Loan Party or any Significant Subsidiary to finance the purchase price (or in the case of real property, the cost of construction) of the assets subject to any such Lien (including, but not limited to, Liens incurred in connection with pollution control, industrial revenue, or similar finances);

(o) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics, suppliers, carriers, landlords, warehousemen, materialmen, repairmen, and other like Persons;

(p) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker’s compensation, unemployment insurance, social security, and other like laws, or (ii) to secure the performance of letters of credit, bids, sales or trade contracts, government contracts, leases, statutory obligations, utilities, surety, appeal and performance bonds, and other similar obligations, in each case not incurred in connection with the borrowing of money, or the payment of the deferred purchase price of property;

(q) Liens securing attachments, judgments, decrees and other similar proceedings (or appeal or other surety bonds relating to such judgments, or decrees); provided that execution and other enforcement of judgment or attachment are effectively stayed and all claims that the Liens secure are being actively contested in good faith and by appropriate proceedings;

(r) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(s) Liens arising in the ordinary course of the business or incidental to the conduct of such business or the ownership of the assets of a Loan Party or any Significant Subsidiary which Liens arise out of transactions involving the sale or purchase of goods or services and that do not, in the opinion of the Borrower, materially impair the use of such assets in the operations of the business of the Loan Parties or such Significant Subsidiary;

(t) Liens arising out of Sale and Lease-Back Transactions not prohibited by Section 6.03;

(u) customary liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry securing obligations under Swap Agreements;

(w) Liens arising from judgments of any court or governmental proceeding and Liens arising under ERISA or the Code with respect to any employee benefit plan (as defined in Section 3(3) of ERISA), provided such Liens in the aggregate do not constitute an Event of Default under clauses (f) or (g), respectively, of Article VII;

(x) Liens on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer, in each case securing insurance premium financings permitted under Section 6.08(g);

(y) (i) Liens on the Equity Interests of an Inventory Financing Entity in connection with an Inventory Financing and (ii) Liens on Permitted Receivables Assets arising under Permitted Receivables Facilities, in each case to the extent incurred in connection with Working Capital Facilities permitted under Section 6.08(i);

(z) precautionary Liens on Permitted Receivables Assets subject to Permitted Receivables Factorings;

(aa) Liens other than those described in clause (a) through (z) above; provided the sum of (i) the aggregate principal amount secured thereby at any time outstanding and (ii) the aggregate amount of Sale and Lease-Back Transactions at any time outstanding, measured as provided in Section 6.03, does not exceed $100,000,000; and

(bb) any extension, renewal, or replacement (or successive extensions, renewals, or replacements) in whole or in part, of any Lien referred to in the foregoing paragraphs (a) to (bb), inclusive.

“Permitted Receivables Facility” means a receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale or other transfer by the Borrower and/or one or more other Receivables Sellers of Permitted Receivables Assets (thereby providing financing to the Borrower and the Receivables Sellers) to a Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell, transfer and/or pledge interests in the respective Permitted Receivables Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to borrow money or issue or convey purchaser interests, investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Assets) in return for the cash used by such Receivables Entity to acquire the Permitted Receivables Assets from the Borrower and/or the respective Receivables Sellers, in each case, with respect to which, no portion of the Indebtedness or any other obligations (contingent or otherwise) (a) is guaranteed by the Borrower or any Subsidiary (other than a Receivables Entity), (b) is recourse to or obligates the Borrower or any Subsidiary (other than a Receivables Entity) in any way (other than pursuant to Standard Securitization Undertakings) or (c) subjects any property or asset of the Borrower or any Subsidiary (other than a Receivables Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings.

“Permitted Receivables Assets” means Receivables (whether now existing or arising in the future) of the Receivables Sellers, all guarantees, letters of credit, security agreements, insurance and other agreements or arrangements from time to time supporting or securing payment of any Receivables or other items described in this definition, all customer deposits with respect thereto, all rights under any contracts giving rise to or evidencing any Receivables or other items described in this definition, any bank accounts in to which only, except as otherwise agreed by the Administrative Agent, collections of any Receivables subject to a Permitted Receivables Facility or Permitted Receivables Factoring are made, all documents, books, records and information (including computer programs, tapes, disks, data processing software and related property and rights) relating to any Receivables or other items described in this definition or to any obligor with respect thereto, all other assets that are customarily transferred (or in respect of which security interests are customarily granted) together with accounts receivables in non-recourse, bankruptcy-remote receivables financing or factoring facilities and all proceeds of the foregoing (but which, for the avoidance of doubt, shall not include the cash proceeds received by the Borrower or any of its Subsidiaries in connection with any such transfer), in each case, which are sold or otherwise transferred to a Receivables Entity pursuant to a Permitted Receivables Facility or any other Person pursuant to a Permitted Receivables Factoring.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time.

“Permitted Receivables Factoring” means any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary pursuant to which the Borrower or such Subsidiary may sell, convey, assign or otherwise transfer Permitted Receivables Assets which are also so sold, conveyed, assigned and/or otherwise transferred to the related buyer and all proceeds thereof (which may include a backup or precautionary grant of security interest in such Permitted Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person other than an Affiliate, which transactions (a) are not guaranteed by the Borrower or any Subsidiary, (b) are not recourse to and do not obligate the Borrower or any Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) and (c) do not subject any property or asset of the Borrower or any Subsidiary (other than the related Permitted Receivables Assets), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings.

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“Permitted Receivables Factoring Documents” means each of the documents and agreements entered into in connection with any Permitted Receivables Factoring, in each case as such documents and agreements may be amended, modified, supplemented or replaced from time to time.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) that is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Pro Forma Basis” means, with respect to any event, that the Borrower is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.01.

“Property” means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.18.

“Receivables” means any account receivable created by or arising from sales of goods, leases of goods or the rendition of services.

“Receivables Entity” means a wholly-owned Subsidiary which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers, which is designated (as provided below) as a “Receivables Entity” and which satisfies the following conditions: (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary, (ii) is recourse to or obligates the Borrower or any other Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the

Borrower nor any other Subsidiary has any contract, agreement, arrangement or understanding on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, and (c) to which neither the Borrower nor any other Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by delivering to the Administrative Agent an officer’s certificate of the Borrower certifying that such designation complied with the foregoing conditions.

“Receivables Sellers” means the Borrower and those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity) and/or Permitted Receivables Factoring Documents.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank.

“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (ii) if following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four (4) U.S. Government Securities Business Days prior to such setting or (iii) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.04.

“Regulation T, U, or X” means Regulation T, U, or X, respectively, of the Board the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means, the Board and/or the NYFRB or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

“Required Lenders” means, subject to Section 2.21, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VII or the Revolving Commitments terminating or expiring, Lenders having Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the total Credit Exposures and Unfunded Commitments at such time; provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article VII, the Unfunded Commitment of each Revolving Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, Lenders having Credit Exposures representing more than 50% of the sum of the total Credit Exposures at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Revolving

Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Company or an Affiliate of the Company shall be disregarded.

“Required Revolving Lenders” means, subject to Section 2.21, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VII or the Revolving Commitments terminating or expiring, Revolving Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time; provided that, solely for purposes of declaring the Revolving Loans to be due and payable pursuant to Article VII, the Unfunded Commitment of each Revolving Lender shall be deemed to be zero; and (b) for all purposes after the Revolving Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, Revolving Lenders having Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposure at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Revolving Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Revolving Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Revolving Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Revolving Lender that is the Company or an Affiliate of the Company shall be disregarded.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to and binding upon such Person or to which any of its material property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any of the Chief Financial Officer, the Controller, any Vice President, and the Treasurer.

“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01A, or in the applicable documentation pursuant to which such Lender shall have assumed its Revolving Commitment pursuant to the terms hereof, as applicable. The initial aggregate amount of the Revolving Lenders’ Revolving Commitments as of the Effective Date is $780,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Facility” means the revolving credit facility provided hereunder by the Revolving Lenders pursuant to the Revolving Commitments.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving/TLA-1 Maturity Date” means December 9, 2030; provided, however, if such date is not a Business Day, the Revolving/TLA-1 Maturity Date shall be the next preceding Business Day.

“RFR” when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loans” mean RFR Term A-1 Loans, RFR Term A-2 Loans and RFR Revolving Loans.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person in connection with a lease of such property or asset by such Person as lessee; provided, however, any such sale and leaseback that occurs within 180 days of acquisition of such property or asset (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later) shall not be considered to be a sale and leaseback.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions in which such Sanctions apply to all Persons in such country or territory (in the Effective Date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria) as opposed to Sanctions applicable to Persons listed in any Sanctions-related list.

“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S Government, including by OFAC, the U.S. Department of State, U.S. Department of Commerce, or by the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

“Sanctions” means economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission.

“Significant Subsidiary” means (a) each Material Domestic Subsidiary, (b) each corporation organized under the laws of the United States of America or Brazil, or any political subdivision of either, that is now or hereafter becomes a consolidated Subsidiary and (c) any other consolidated Subsidiary that (i) as of the end of any of the three (3) then most recently ended fiscal years of the Borrower owns assets determined on a consolidated basis for such Subsidiary and its Subsidiaries constituting more than 10% of the total assets of the Consolidated Group taken as a whole determined on a consolidated basis as of the end of the same fiscal year and (ii) has during any of the three (3) then most recently ended fiscal years of the Borrower, net income determined on a consolidated basis for such Subsidiary and its Subsidiaries in excess of 10% of the net income of the Consolidated Group taken as a whole determined on a consolidated basis for the same fiscal year.

“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan or a Multiple Employer Plan.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary thereof in connection with the Permitted Receivables Facility or a Permitted Receivables Factoring which are reasonably customary in a non-recourse, bankruptcy-remote accounts receivable factoring or financing transaction.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company, or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors or other managers of such corporation, partnership, limited liability company, or other entity (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time owned by such Person directly or indirectly through Subsidiaries. Unless otherwise identified, “Subsidiary” or “Subsidiaries” shall mean Subsidiaries of the Borrower.

“Subsidiary Guarantor” means each Material Domestic Subsidiary that is a party to the Subsidiary Guaranty.

“Subsidiary Guaranty” means that certain Guaranty in the form of Exhibit H (including any and all supplements thereto) and executed by each Subsidiary Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“Support Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than indemnities and endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to lease or purchase Property, securities, or services primarily for the purpose of assuring the holder of such Indebtedness, or (iii) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Support Obligation is made.

“Supported QFC” has the meaning assigned to it in Section 9.18.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swingline Borrowing” means a borrowing of a Swingline Loan.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Revolving Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Revolving Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Revolving Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Revolving Lender outstanding at such time, less the amount of participations funded by the other Revolving Lenders in such Swingline Loans.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A-1 Lender” means, as of any date of determination each Lender having a Term A-1 Loan Commitment or that holds Term A-1 Loans.

“Term A-1 Loan Commitment” means (a) as to any Term A-1 Lender, the aggregate commitment of such Term A-1 Lender to make Term A-1 Loans as set forth on Schedule 2.01A or in the most recent Assignment Agreement or other documentation contemplated hereby executed by such Term A-1 Lender and (b) as to all Term A-1 Lenders, the aggregate commitments of all Term A-1 Lenders to make Term A-1 Loans, which aggregate commitments shall be $275,000,000 as of the Effective Date. After advancing the Term A-1 Loan, each reference to a Term A-1 Lender’s Term A-1 Loan Commitment shall refer to that Term A-1 Lender’s Applicable Percentage of the Term A-1 Loans.

“Term A-1 Loan Facility” means the term loan facility provided hereunder by the Term A-1 Lenders pursuant to the Term A-1 Loan Commitments.

“Term A-1 Loans” means the Term A-1 Loan made pursuant to Section 2.01(a)(ii) on the Effective Date.

“Term A-2 Lender” means, as of any date of determination, each Lender having a Term A-2 Loan Commitment or that holds Term A-2 Loans.

“Term A-2 Loan Commitment” means (a) as to any Term A-2 Lender, the aggregate commitment of such Term A-2 Lender to make Term A-2 Loans as set forth on Schedule 2.01A or in the most recent Assignment Agreement or other documentation contemplated hereby executed by such Term A-2 Lender and (b) as to all Term A-2 Lenders, the aggregate commitments of all Term A-2 Lenders to make Term A-2 Loans, which aggregate commitments shall be $345,000,000 as of the Effective Date. After advancing the Term A-2 Loan, each reference to a Term A-2 Lender’s Term A-2 Loan Commitment shall refer to that Term A-2 Lender’s Applicable Percentage of the Term A-2 Loans.

“Term A-2 Loan Facility” means the term loan facility provided hereunder by the Term A-2 Lenders pursuant to the Term A-2 Loan Commitments.

“Term A-2 Loans” means the Term A-2 Loan made pursuant to Section 2.01(a)(iii) on the Effective Date.

“Term Benchmark”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Loans” mean Term Benchmark Term A-1 Loans, Term Benchmark Term A-2 Loans and Term Benchmark Revolving Loans.

“Term Lender” means a Term A-1 Lender or a Term A-2 Lender or both, as the context requires.

“Term Loan Commitment” means the Term A-1 Loan Commitment or the Term A-2 Loan Commitment or both, as the context requires.

“Term Loans” means (i) the Term A-1 Loans, (ii) the Term A-2 Loans and (ii) the Incremental Term Loans made pursuant to Section 2.20 on the applicable Increase Effective Date.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“TLA-2 Maturity Date” means December 9, 2032; provided, however, if such date is not a Business Day, the TLA-2 Maturity Date shall be the next preceding Business Day.

“Total Net Leverage Ratio” has the meaning assigned to such term in Section 5.07(a).

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Alternate Base Rate or the Adjusted Daily Simple SOFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to each Revolving Lender, the Revolving Commitment of such Lender less its Revolving Credit Exposure.

“United States” or “U.S.” mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means (i) for purposes of Sections 3.17 and 6.09 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.18.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(D)(2).

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Working Capital Facilities” shall mean one or more Permitted Receivables Facilities and/or Inventory Financings, in each case as amended, supplemented, modified, extended, renewed, restated or refunded from time to time.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, as applicable, to, of or with a separate Person, and any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything to the contrary contained in this Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

SECTION 1.05. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 1.08. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that, with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments.

(a) Subject to the terms and conditions set forth herein, (i) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)) in (A) the amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (B) the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments, (ii) each Term A-1 Lender with a Term A-1 Loan Commitment (severally and not jointly) agrees to make a Term A-1 Loan to the Borrower in Dollars on the Effective Date, in an amount equal to such Lender’s Term A-1 Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent and (iii) each Term A-2 Lender with a Term A-2 Loan Commitment (severally and not jointly) agrees to make a Term A-2 Loan to the Borrower in Dollars on the Effective Date, in an amount equal to such Lender’s Term A-2 Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent.

(b) Within the foregoing limits and subject to the terms and conditions set forth in this Section 2.01, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall be repaid as set forth in Section 2.10.

(b) Subject to Section 2.14, each Revolving Borrowing, Term A-1 Loan Borrowing and Term A-2 Loan Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings (unless the Borrower executes a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent) but may be converted into Term Benchmark Borrowings in accordance with Section 2.08. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $200,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of (x) twenty (20) Term Benchmark Revolving Borrowings outstanding and (y) eight (8) Term Benchmark Term Loan Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request signed by the Borrower; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent) (a) in the case of a Term Benchmark Borrowing, not later than 1:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing, not later than 12:00 noon, New York City time, five (5) U.S. Government Securities Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate principal amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing or an RFR Borrowing;

(iv) the Class of such Borrowing;

(v) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.03 prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.14(a) and 2.14(f), as applicable).

SECTION 2.04. Intentionally Omitted.

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000, (ii) the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments or (iii) the Revolving Credit Exposure of any Revolving Lender exceeding such Lender’s Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower or transmitted by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to a general deposit account as designated by the Borrower from time to time in the applicable Account Designation Letter (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to pay to the Administrative

Agent, for the account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e) Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(d) above.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the Issuing Banks to issue Letters of Credit denominated in Dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided no Issuing Bank shall be under any obligation to issue a Letter of Credit that would result in more than a total of 20 Letters of Credit outstanding. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit

Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, amend or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it or (ii) the issuance, amendment or extension of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit other than an Auto Renewal Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three (3) Business Days) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the relevant Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the amount of the LC Exposure shall not exceed $25,000,000, (ii) the sum of (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed such Issuing Bank’s Letter of Credit Commitment, (iii) the sum of the Total Revolving Credit Exposure shall not exceed the aggregate Revolving Commitments and (iv) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

(c) Expiration Date. Each Letter of Credit shall expire (or, if so provided in such Letter of Credit, be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, one year after such extension) and (ii) the date that is five (5) Business Days prior to the Revolving/TLA-1 Maturity Date, provided that any Letter of Credit with a one-year tenor may, subject to the terms and conditions of such Letter of Credit, provide for the automatic extension thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the foregoing clause (ii), each such Letter of Credit with such automatic extension provisions being referred to herein as an “Auto Extension Letter of Credit”).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Revolving/TLA-1 Maturity Date. Each Revolving Lender acknowledges and agrees that its obligations to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement, not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on the date of such disbursement, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, any Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank for any Letter of Credit issued by it shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the applicable Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank for any Letter of Credit issued by it shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment.

(i) Replacement and Resignation of an Issuing Bank. (A) Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(B) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as the Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, the resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (d) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account; provided, however, that it may not invest the funds in such account without the prior approval of the Borrower. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related reasonable and documented fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(k) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(l) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(m) Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), (ii) on each Business Day on which such Issuing Bank pays any amount in respect of one or more drawings under Letters of Credit, the date of such payment(s) and the amount of such payment(s), (iii) on any Business Day on which the Borrower fails to reimburse any amount required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such payment in respect of Letters of Credit and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that Term Loans shall be made as provided in Sections 2.01(a)(ii) and 2.01(a)(iii), as applicable; provided further that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to a general deposit account of the Borrower as designated by the Borrower in the applicable Account Designation Letter; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing (or in the case of an ABR Borrowing, prior to 1:00 p.m., New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election (by irrevocable written notice via an Interest Election Request signed by the Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing (or, subject to the last paragraph of this Section 2.08(c), an RFR Borrowing); and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.08(c) prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.14(a) and 2.14(f), as applicable).

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one (1) month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, (A) each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each RFR Borrowing shall be converted to an ABR Borrowing on the last day of the calendar month.

SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Loan Commitments shall terminate at 4:00 p.m. (New York City time) on the Effective Date and (ii) all other Commitments shall terminate on the Revolving/TLA-1 Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) the amount of any Lender’s Revolving Credit Exposure would exceed its Revolving Commitment or (B) the Total Revolving Credit Exposure would exceed the aggregate Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving/TLA-1 Maturity Date, (ii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving/TLA-1 Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding, (iii) to the extent not previously repaid, to the Administrative Agent for the account of each Term A-1 Lender the then unpaid principal amount of the Term A-1 Loans in Dollars on the Revolving/TLA-1 Maturity Date and (iv) to the extent not previously repaid, to the Administrative Agent for the account of each Term A-2 Lender the then unpaid principal amount of the Term A-2 Loans in Dollars on the TLA-2 Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form attached as Exhibit B hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11. Prepayment of Loans. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice (which may be transmitted via Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the Swingline Lender) of any prepayment hereunder (i) in the case of prepayment of (x) a Term Benchmark Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of prepayment or (y) an RFR Borrowing, not later than 12:00 noon, New York City time, five (5) U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, each voluntary prepayment of a Term Loan Borrowing of any Class shall be applied ratably to the Term Loans of such Class outstanding at such time and included in the prepaid Term Loan Borrowing in such order of application as directed by the Borrower. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) any break funding payments required by Section 2.16. If at any time the Total Revolving Credit Exposure exceeds the aggregate Revolving Commitments, the Borrower shall immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate principal amount of the Total Revolving Credit Exposure to be less than or equal to the aggregate Revolving Commitments.

SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Revolving Commitments terminate).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans, during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate of 0.125% per annum on the daily maximum stated amount then available to be drawn under such Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing Bank relating to the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after written demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis) and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (B) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Borrowing or a conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing or RFR Borrowing, as applicable, into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

SECTION 2.15. Increased Costs. i) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the applicable offshore interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Recipient of making, continuing, converting or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Recipient hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (and setting forth in reasonable detail the manner in which such amount or amounts have been determined) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments.

(a) With respect to Term Benchmark Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term

Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith, other than, in the case of any Lender, as a result of a failure of such Lender to make a Loan) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith, other than, in the case of any Lender, as a result of a failure of such Lender to make a Loan) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17. Taxes. (a) Withholding of Taxes; Gross-Up. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and if such Tax is an Indemnified Tax, then the amount payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional amounts payable under this Section), the applicable Recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts paid or payable under this Section 2.17(d)) or required to be withheld or deducted from a payment to such

Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within ten (10) days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (E) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and either update the form or certification if it is legally eligible to do so or notify the Borrower that it is legally ineligible to do so.

(ii) Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to the Borrower shall, if it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower or the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine:

(A) in the case of a Lender that is a U.S. Person, executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, executed copies of IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E and (2) a certificate substantially in the form of Exhibit I-1 (a “U.S. Tax Certificate”) to the effect that such Non-U.S. Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) to the extent a Non-U.S. Lender is not the beneficial owner of payments made under this Agreement, executed copies of IRS Form W-8IMY on behalf of itself, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owners, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) Any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplemental documentation as may be prescribed by Applicable Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(iv) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower and the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes the Issuing Banks and the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 1:00 p.m. (or, in the case of a repayment of a Swingline Loan, 2:00 p.m.), New York City time on the date when due, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the applicable office or offices as described in the Administrative Questionnaire provided by the Administrative Agent to the Borrower from time to time, except payments to be made directly to any Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) [intentionally omitted]

(d) If, except as expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the relevant Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the relevant Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders or the relevant Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or any Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.20. Expansion Option. The Borrower may from time to time following Effective Date elect to increase the Revolving Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in a minimum amount of $10,000,000 and increments of $5,000,000 in excess thereof so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $300,000,000. The Borrower may arrange for any such increase or tranche of Incremental Term Loans to be provided by one or more Lenders (but excluding (i) the Borrower or any of its Subsidiaries or Affiliates or (ii) a natural person) (each Lender so agreeing to an increase in its Revolving Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Revolving Commitments, or to participate in such Incremental Term Loans, or provide new Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Borrower and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit E hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit F hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Revolving Commitments or Incremental Term Loans pursuant to this Section 2.20. Increases and new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall be made available to the Borrower pursuant to this Section 2.20 and shall become effective on the date (any such effective date, an “Increase Effective Date”) agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and, in each case, the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the Increase Effective Date, (A) unless waived by the Required Lenders, the Administrative Agent shall have received a certificate dated such date and executed by a Financial Officer of the Borrower certifying that (1) the representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects (or in all respects if such representation or warranty is qualified by materiality or Material Adverse Effect) on such date (unless such representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (2) at the time and after giving effect to such increase or Incremental Term Loans, as the case may be, no Default or Event of Default shall have occurred and be continuing and (B) the Borrower shall be in compliance (on a Pro Forma Basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.12 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase or tranche of Incremental Term Loans. On the Increase Effective Date of any Incremental Term Loans, each relevant Increasing Lender and Augmenting Lender participating in such tranche of Incremental Term Loans shall make such Incremental Term Loans to the Borrower in Dollars by making such amounts available to the Administrative Agent’s designated account in immediately available funds not later than the time specified by the Administrative Agent. On the Increase Effective Date of any increase in the Revolving Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, the initial Term Loans and any other Incremental Term Loans, (b) shall mature on either Maturity Date and not have any amortization and (c) shall be deemed to be Term Loans hereunder and shall be subject to the terms and conditions of, and shall be evidenced by, this Agreement. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders directly affected thereby shall not, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(d) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is the Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Revolving Commitment and (B) no Event of Default has occurred and is continuing;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the applicable Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(d), and Swingline Exposure related to any such newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, reasonably satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.22. Extension of Maturity Date.

(a) The Borrower may, by delivering an Extension Request to the Administrative Agent (who shall promptly deliver a copy to each of the Lenders), (x) not less than 60 days in advance of the Revolving/TLA-1 Maturity Date in effect at such time (the “Existing Revolving/TLA-1 Maturity Date”), request that the Revolving Lenders and the TermA-1 Lenders extend the Existing Revolving/TLA-1 Maturity Date to the first anniversary of such Existing Revolving/TLA-1 Maturity Date and/or (y) not less than 60 days in advance of the TLA-2 Maturity Date in effect at such time (the “Existing TLA-2 Maturity Date”), request that the Term A-2 Lenders extend the Existing TLA-2 Maturity Date to the first anniversary of such Existing TLA-2 Maturity Date. Each Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given not later than the date that is the 20th day after the date of the Extension Request, or if such date is not a Business Day, the immediately following Business Day (the “Response Date”), advise the Administrative Agent in writing whether or not such Lender agrees to the requested extension. Each Lender that advises the Administrative Agent that it will not extend the Existing Revolving/TLA-1 Date or the Existing TLA-2 Maturity Date, as applicable, is referred to herein as a “Non-extending Lender”; provided, that any Lender that does not advise the Administrative Agent of its consent to such requested extension by the Response Date and any Lender that is a Defaulting Lender on the Response Date shall be deemed to be a Non-extending Lender. The Administrative Agent shall notify the Borrower, in writing, of the Lenders’ elections promptly following the Response Date. The election of any Lender to agree to such an extension shall not obligate any other Lender to so agree. The Revolving/TLA-1 Maturity Date may be extended no more than two times pursuant to this Section 2.22 and the TLA-2 Maturity Date may be extended no more than two times pursuant to this Section 2.22.

(b)

(i) In respect of any request to extend the Revolving/TLA-1 Maturity Date, if, by the Response Date, existing Lenders holding (I) Revolving Commitments that aggregate 50% or more of the total Revolving Commitments and (II) outstanding Term A-1 Loans that aggregate 50% or more of the total principal amount of Term A-1 Loans outstanding at such time shall constitute Non-extending Lenders, then the Existing Revolving/TLA-1 Maturity Date shall not be extended and the outstanding principal balance of all Revolving Loans and Term A-1 Loans and other amounts payable hereunder shall be payable, and the Revolving Commitments shall terminate, on the Revolving/TLA-1 Maturity Date in effect prior to such extension.

(ii) In respect of any request to extend the TLA-2 Maturity Date, if, by the Response Date, existing Lenders holding outstanding Term A-2 Loans that aggregate 50% or more of the total principal amount of Term A-2 Loans outstanding at such time shall constitute Non-extending Lenders, then the Existing TLA-2 Maturity Date shall not be extended and the outstanding principal balance of all Term A-2 Loans and other amounts payable hereunder shall be payable on the Maturity Date in effect prior to such extension.

(iii) In respect of any request to extend the Revolving/TLA-1 Maturity Date, if (and only if), by the Response Date, Lenders holding (I) Revolving Commitments that aggregate more than 50% of the total Revolving Commitments and (II) outstanding Term A-1 Loans that aggregate more than 50% of the total principal amount of Term A-1 Loans outstanding at such time shall have agreed to extend the Existing Revolving/TLA-1 Maturity Date (each such consenting Lender, a “Revolving/TLA-1 Extending Lender”), then effective on and as of the effective date of the applicable extension under this Section 2.22, the Maturity Date for such Revolving/TLA-1 Extending Lenders shall be extended to the first anniversary of the Existing Revolving/TLA-1 Maturity Date (subject to satisfaction of the conditions set forth in Section 2.22(d)). In the event of such extension, the applicable Commitment of each Non-extending Lender shall terminate on the Existing Revolving/TLA-1 Maturity Date in effect for such Non-extending Lender prior to such extension and the outstanding principal balance of all Loans and other amounts payable hereunder to such Non-extending Lender shall become due and payable on such Existing Revolving/TLA-1 Maturity Date and, subject to Section 2.22(c) below, the total Commitments hereunder shall be reduced by the Commitments of the Non-extending Lenders so terminated on such Existing Revolving/TLA-1 Maturity Date.

(iv) In respect of any request to extend the Existing TLA-2 Maturity Date, if (and only if), by the Response Date, the Lenders holding outstanding Term A-2 Loans that aggregate more than 50% of the total principal amount of Term A-2 Loans outstanding at such time shall have agreed to extend the Existing TLA-2 Maturity Date (each such consenting Lender, a “Term A-2 Extending Lender”), then effective on and as of the effective date of the applicable extension under this Section 2.22, the Maturity Date for such Term A-2 Extending Lenders shall be extended to the first anniversary of the Existing TLA-2 Maturity Date (subject to satisfaction of the conditions set forth in Section 2.22(d)). In the event of such extension, the applicable Commitment of each Non-extending Lender shall terminate on the Existing TLA-2 Maturity Date in effect for such Non-extending Lender prior to such extension and the outstanding principal balance of all Loans and other amounts payable hereunder to such Non-extending Lender shall become due and payable on such Existing TLA-2 Maturity Date and, subject to Section 2.22(c) below, the total Commitments hereunder shall be reduced by the Commitments of the Non-extending Lenders so terminated on such Existing TLA-2 Maturity Date.

(c) In the event of any extension of the Existing Revolving/TLA-1 Maturity Date and/or the Existing TLA-2 Maturity Date pursuant to Section 2.22(b)(iii) and/or Section 2.22(b)(iv), the Borrower shall have the right on or before the Existing Revolving/TLA-1 Maturity Date or the Existing TLA-2 Maturity Date, as applicable, at its own expense, to require any Non-extending Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights (other than its rights to payments pursuant to Section 2.15, Section 2.16, Section 2.17 or Section 9.03 prior to the effectiveness of such assignment) and obligations under this Agreement to one or more banks or other financial institutions identified to the Non-extending Lender by the Borrower, which may include any existing Lender (each a “Replacement Lender”); provided that (i) such Replacement Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and each Issuing Bank (such approvals to not be unreasonably withheld) to the extent the consent of the Administrative Agent or the Issuing Banks would be required to effect an assignment under Section 9.04(b), (ii) such assignment shall become effective as of a date specified by the Borrower (which shall not be later than the Existing Revolving/TLA-1 Maturity Date or TLA-2 Maturity Date, as applicable, in effect for such Non-extending Lender prior to the effective date of the requested extension) and (iii) the Replacement Lender shall pay to such Non-extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the outstanding principal amount Loans made by it hereunder and all other amounts accrued and unpaid for its account or otherwise owed to it hereunder on such date.

(d) As a condition precedent to each such extension of the Existing Revolving/TLA-1 Maturity Date and/or the Existing TLA-2 Maturity Date pursuant to Section 2.22(b)(iii) and/or Section 2.22(b)(iv), the Borrower shall (i) deliver to the Administrative Agent a certificate of the Borrower dated as of the Existing Revolving/TLA-1 Maturity Date or the Existing TLA-2 Maturity Date, as applicable, signed by a Responsible Officer of the Borrower certifying that, as of such date, both before and immediately after giving effect to such extension, (A) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by Material Adverse Effect or other materiality qualifier) and (B) no Default shall have occurred and be continuing and (ii) (x) first make such prepayments of the outstanding Revolving Loans and second provide such cash collateral (or make such other arrangements satisfactory to the applicable Issuing Bank) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Revolving Commitments of the Non-extending Lenders pursuant to Section 2.22(b) and any assignment pursuant to Section 2.22(c), the aggregate Revolving Credit Exposure less the face amount of any Letter of Credit supported by any such cash collateral (or other satisfactory arrangements) so provided does not exceed the aggregate amount of Revolving Commitments being extended, (y) make such prepayments of the outstanding Term A-1 Loans such that, after giving effect to the termination of the Commitments of the Non-extending Lenders pursuant to Section 2.22(b) and any assignment pursuant to Section 2.22(c), the aggregate principal amount of Term A-1 Loans does not exceed the aggregate amount of Term A-1 Commitments being extended and (z) make such prepayments of the outstanding Term A-2 Loans such that, after giving effect to the termination of the Commitments of the Non-extending Lenders pursuant to Section 2.22(b) and any assignment pursuant to Section 2.22(c), the aggregate principal amount of Term A-2 Loans does not exceed the aggregate amount of Term A-2 Commitments being extended.

(e) For the avoidance of doubt, (i) no consent of any Lender (other than the existing Lenders participating in the extension of the Existing Revolving/TLA-1 Maturity Date and the Existing TLA-2 Maturity Date) shall be required for any extension of the Maturity Date pursuant to this Section 2.22 and (ii) the operation of this Section 2.22 in accordance with its terms is not an amendment subject to Section 9.02.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Financial Condition; No Material Adverse Change. (a) Each of the financial statements described below (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders), have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments:

(i) audited financial statements of the Borrower and its consolidated subsidiaries dated as of March 31, 2025, including related statements of income and cash flows certified by Ernst & Young LLP, certified public accountants; and

(ii) unaudited quarterly financial statements of the Borrower and its consolidated subsidiaries for the quarter ended September 30, 2025, including related statements of income and cash flows for such period.

(b) The financial and operations projections of the Borrower and its subsidiaries through March 31, 2031 have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made.

(c) Since March 31, 2025, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its subsidiaries taken as a whole.

SECTION 3.02. Organization; Existence. Each Loan Party and each Significant Subsidiary (a) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other necessary power and authority and the legal right to own and operate its property, to lease the property it operates as lessee, and to conduct the business in which it is currently engaged, and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business requires such qualification, other than where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect.

SECTION 3.03. Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other necessary power and authority, and the legal right, to make, deliver, and perform the Loan Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery, and performance by it of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of extensions of credit by the Borrower or the making of the guaranties hereunder or with the execution, delivery, or performance of any Loan Documents by the Loan Parties (other than those that have been obtained, such filings as are required by the SEC (or the laws, rules, and regulations administered by it), and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Loan Document against the Loan Parties. Each Loan Document to which it is a party constitutes a valid and legally binding obligation of such Loan Party enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

SECTION 3.04. Conflict. The execution, delivery, and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds of the Loans will not (a) violate any Requirement of Law applicable to the Borrower, any Subsidiary Guarantor, or any Significant Subsidiary (except those as to which waivers or consents have been obtained), (b) conflict with, result in a breach of or constitute a default under (i) the articles of incorporation, bylaws, or other organizational documents of such Loan Party, (ii) any material indenture, agreement, or other instrument to which such Loan Party is a party or by which any of its properties may be bound, or (iii) any approval of any Governmental Authority applicable to such Loan Party, or (c) result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law.

SECTION 3.05. No Material Litigation. Except as set forth on Schedule 3.05, no claim, litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of a Responsible Officer of the Loan Parties, threatened in writing by or against any Loan Party or any Significant Subsidiary or against any of their respective properties (a) that relates to the Loan Documents or any of the transactions contemplated hereby or thereby or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, is reasonably likely to have a Material Adverse Effect.

SECTION 3.06. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.07. Taxes. Except as otherwise disclosed in the audited financial statements delivered pursuant to Section 5.01, each Loan Party and each Significant Subsidiary has filed or caused to be filed all United States federal income Tax returns and all other material Tax returns that, to the knowledge of a Responsible Officer of the Loan Parties, are required to be filed and has paid (a) all Taxes shown to be due and payable on said returns or (b) all Taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other Taxes, fees, or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) Taxes, fees, or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) Taxes, fees, or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person).

SECTION 3.08. ERISA. Except as is not reasonably likely to have a Material Adverse Effect:

(a) (i) No ERISA Event has occurred, and, to the best knowledge of the Loan Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan (other than a Multiemployer Plan) and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan (other than a Multiemployer Plan); (iii) each Plan (other than a Multiemployer Plan) has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; (iv) each Plan (other than a Multiemployer Plan) that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or an application for such a letter is currently being processed by the Internal Revenue Service with respect thereto and, to the best knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such qualification, and (v) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan (other than a Multiemployer Plan).

(b) The actuarial present value of all “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Accounting Standards Codification Topic 715, utilizing the actuarial assumptions used in such Plan’s most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan allocated to such accrued liabilities.

(c) No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the best knowledge of the Loan Parties, could be reasonably expected to incur, any liability under Title IV of ERISA (other than the obligation to pay PBGC premiums in accordance with Subtitle A thereof) with respect to any Single Employer Plan, or any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Loan Parties, reasonably expected to be in reorganization, insolvent, or terminated. No member of the Consolidated Group nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan that has subjected or may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability. There are no pending, or to the best knowledge of the Loan Parties, threatened claims, actions, or lawsuits, or action by any Governmental Authority, with respect to any Plan.

(e) No member of the Consolidated Group nor any ERISA Affiliate has any material liability with respect to “expected post-retirement benefit obligations” within the meaning of the Financial Accounting Standards Board Statement No. 106. Each Plan that is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

SECTION 3.09. Governmental Regulations, Etc. (a) No part of the proceeds of the Loans or Letters of Credit hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. No indebtedness being reduced or retired out of the proceeds of the Loans or Letters of Credit hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any “margin security” within the meaning of Regulation T. “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. Neither the execution and delivery hereof by the Borrower, nor the performance by it of any of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans or Letters of Credit) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U, or X.

(b) None of the Loan Parties is registered as an “investment company” or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

SECTION 3.10. Subsidiaries. As of the Effective Date only, Schedule 3.10 constitutes a list of all the Subsidiaries of the Loan Parties that are required to be disclosed in the Borrower’s filings with the SEC pursuant to Regulation S-K as of such date (including a list of the Material Domestic Subsidiaries of the Borrower, if any, as of such date), the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

SECTION 3.11. Purpose of Loans and Letters of Credit. The Loans and Letters of Credit will be used (a) to refinance certain existing Indebtedness, (b) to provide general working capital, or (c) for other general corporate purposes of the Borrower and its Subsidiaries, including for acquisitions and other Investments permitted hereunder; provided that no Term A-2 Loans shall be used for acquisitions of companies or assets located outside of the United States.

SECTION 3.12. Compliance with Laws; Contractual Obligations. Each Loan Party and each Significant Subsidiary is in compliance with all Requirements of Law (including Anti-Corruption Laws and applicable Sanctions), except as otherwise disclosed in the Borrower’s most recent SEC filings; provided that such failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Loan Parties is in default under or with respect to any of its contractual obligations, except as otherwise disclosed in the Borrower’s most recent SEC filings; provided that such default could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.13. Accuracy and Completeness of Information. All factual information (other than information of a general economic or industry nature) heretofore, contemporaneously or hereafter furnished by or on behalf of the Loan Parties in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, when taken as a whole, is or will be true and accurate in all material respects as of the date stated therein and not incomplete by omitting to state any material fact necessary to make such information not materially misleading in light of the circumstances under which such information was given; provided that, with respect to projected financial information, the Borrower only represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact now known to any of the Loan Parties that has, or could reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of the Loan Parties furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion, or other written statement made or furnished by the Loan Parties to the Administrative Agent or the Lenders. As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.14. Environmental Matters. (a) Except (i) as set forth on Schedule 3.14 or (ii) as otherwise disclosed in the Financials delivered pursuant to Section 5.01, to the knowledge of a Responsible Officer of the Loan Parties or except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, the facilities and properties owned, leased, or operated by any of the Loan Parties and the Significant Subsidiaries (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations that (i) constitute a violation of, or (ii) have resulted in liability under, any Environmental Law.

(b) Except (i) as set forth on Schedule 3.14 or (ii) as otherwise disclosed in the Financials delivered pursuant to Section 5.01, to the knowledge of a Responsible Officer of the Loan Parties or except where such violation could not reasonably be expected to have a Material Adverse Effect, the Properties and all operations of the Loan Parties and the Significant Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any of the Loan Parties (the “Business”).

(c) Except (i) as set forth on Schedule 3.14 or (ii) as otherwise disclosed in the Financials delivered pursuant to Section 5.01, none of the Loan Parties or any Significant Subsidiary has received any written notice of violation, alleged violation, non-compliance, liability, or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Responsible Officer of the Loan Parties have knowledge of any such threatened notice, except where any such violation, noncompliance or liability could not reasonably be expected to have a Material Adverse Effect.

(d) Except (i) as set forth on Schedule 3.14 or (ii) as otherwise disclosed in the Financials delivered pursuant to Section 5.01, to the knowledge of a Responsible Officer of the Loan Parties or except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that has given rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored, or disposed of at, on or under any of the Properties in violation of, or in a manner that has given rise to liability under, any applicable Environmental Law.

(e) Except (i) as set forth on Schedule 3.14 or (ii) as could not reasonably be expected to have a Material Adverse Effect or (iii) as otherwise disclosed in the Financials delivered pursuant to Section 5.01, no judicial proceeding or governmental or administrative action (other than those not legally disclosable by the Loan Parties (that in any event could not be reasonably expected to have a Material Adverse Effect) unless such restriction was imposed at the request of the Loan Parties) is pending or, to the knowledge of a Responsible Officer of any Loan Party, threatened, under any Environmental Law to which any of the Loan Parties is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial directives outstanding under any Environmental Law with respect to the Properties or the Business.

(f) Except (i) as set forth on Schedule 3.14 or (ii) as otherwise disclosed in the Financials delivered pursuant to Section 5.01, to the knowledge of a Responsible Officer of the Loan Parties or except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any of the Loan Parties in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner requiring remediation under Environmental Laws.

SECTION 3.15. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.16. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

SECTION 3.17. Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) and (ii) duly executed copies of the other Loan Documents.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Hunton Andrews Kurth LLP, outside counsel for the Loan Parties and (ii) Catherine H. Claiborne, internal counsel for the Loan Parties. The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received all documents and certificates described in the list of closing documents attached as Exhibit G, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, certifying that (i) the representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects (or in all respects if such representation or warranty is qualified by materiality or Material Adverse Effect) and (ii) no Default or Event of Default has occurred and is continuing.

(e) The Administrative Agent shall have received evidence satisfactory to it that the credit facilities evidenced by the Existing Credit Agreement have been terminated and cancelled and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Loans).

(f) (i) The Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least ten (10) days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (f) shall be deemed to be satisfied).

(g) The Administrative Agent, the Lenders and their applicable Affiliates shall have received (or provisions reasonably satisfactory to the Administrative Agent shall have been made for the concurrent payment of) all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable, documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder on or prior to the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by Material Adverse Effect or other materiality qualifier) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each request for a Borrowing (but not any Interest Election Request) and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that the Borrower shall, and shall cause each Significant Subsidiary (other than in the case of Sections 5.01, 5.02 and 5.03), to:

SECTION 5.01. Financial Statements. Furnish, or cause to be furnished, to the Administrative Agent for prompt distribution to the Lenders:

(a) Audited Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year, an audited consolidated balance sheet of the Borrower and its subsidiaries as of the end of the fiscal year and the related consolidated statements of income, retained earnings, shareholders’ equity, and cash flows for such fiscal year, audited by an independent certified public accounting firm of nationally recognized standing, setting forth in each case in comparative form the figures for the previous year, reported without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

(b) Unaudited Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters, an unaudited consolidated balance sheet of the Borrower and its subsidiaries as of the end of the quarter and related unaudited consolidated statements of income, retained earnings, shareholders’ equity, and cash flows for such quarterly period and for the fiscal year to date; in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments.

All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and shall be prepared in accordance with GAAP and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.04. Information required to be delivered pursuant to Section 5.01(a), 5.01(b) or Section 5.02(b) shall be deemed to have been delivered on the earlier of (i) the date such information, or one or more annual, quarterly or other periodic reports containing such information, shall be available on the website of the SEC at http://www.sec.gov; (ii) on the date on which the Borrower posts such information (or such quarterly or annual or other periodic report), or provides a link thereto, on the Borrower’s website at http://www.universalcorp.com; (iii) the date on which such documents are posted on the Borrower’s behalf on Intralinks (or such other Internet or intranet website, if any, to which each Lender and the Administrative Agent have access, whether a commercial, third-party website or whether sponsored by the Administrative Agent; or (iv) the date such documents are furnished to the Administrative Agent.

SECTION 5.02. Certificates; Other Information. Furnish, or cause to be furnished, to the Administrative Agent for prompt distribution to the Lenders:

(a) Officer’s Certificate. Concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and 5.01(b) above, a certificate of a Responsible Officer of the Borrower stating that, to such Responsible Officer’s knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, and (ii) no Default or Event of Default has occurred and is continuing except to the extent waived in accordance with the provisions hereof or as specified in such certificate. Such certificate shall include the calculations required to indicate compliance with Section 5.07. A form of Officer’s Certificate is attached as Exhibit J.

(b) Public Information. Within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 5.01) and other financial information that any Loan Party sends to its public stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports that any Loan Party may make to, or file with, the SEC or any successor or analogous United States Governmental Authority; provided, however, that the Loan Parties shall not be required to furnish to the Administrative Agent (i) any report filed by on or behalf of officers, directors or 10% stockholders under Section 16 of the Securities and Exchange Act of 1934, as amended, (ii) any Form S-8 Registration Statement (or similar successor form) filed by a Loan Party under the Securities Act of 1933, as amended, and (iii) any Form 11-K Annual Report Form (or similar successor form) filed under the Securities and Exchange Act of 1934, as amended, with respect to any employee benefit plan of a Loan Party.

(c) Other Information. Promptly following any request therefor, (x) such additional financial and other information regarding the business, operations or financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent), may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

SECTION 5.03. Notices. Give notice to the Administrative Agent that shall promptly transmit such notice to each Lender of:

(a) Defaults. Promptly (but in any event within three (3) Business Days) after any Responsible Officer of any Loan Party obtains knowledge thereof, the occurrence of any Default or Event of Default.

(b) Legal Proceedings. Promptly following the receipt by a Responsible Officer of any Loan Party of written notification relating thereto, any litigation, or any investigation or proceeding (including without limitation, any environmental proceeding) known to a Responsible Officer of a Loan Party relating to a Loan Party or any Significant Subsidiary affecting the Borrower or any Significant Subsidiary as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(c) ERISA. Upon a member of the Consolidated Group or any ERISA Affiliate obtaining knowledge thereof, (i) any event or condition that constitutes, or might reasonably lead to, an ERISA Event, except an ERISA Event that would not be reasonably likely to have a Material Adverse Effect; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts that a member of the Consolidated Group or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standards set forth in ERISA and the Code with respect thereto, except in the event that such failure would not be reasonably likely to have a Material Adverse Effect; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, in each case, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, that has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Borrower, any Significant Subsidiary shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of the most recent annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the IRS pursuant to ERISA and the Code, respectively, for such “plan year” (within the meaning of Section 3(39) of ERISA).

(d) Other. Promptly, any other development or event that a Responsible Officer of the Borrower determines is reasonably likely to have a Material Adverse Effect.

Each notice pursuant to this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.03 of the Universal Corporation Credit Agreement dated December 9, 2025” and (iii) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

SECTION 5.04. Maintenance of Existence; Compliance with Law; Maintenance of Certain Policies and Procedures; Performance of Material Contractual Obligations. (a) Preserve, renew, and keep in full force and effect its corporate existence and, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, take all reasonable action to maintain all rights, privileges, licenses, and franchises necessary or required in the normal conduct of its business.

(b) Comply with all Requirements of Law (including, without limitation, all Environmental Laws and ERISA matters) applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

(c) Maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(d) Fully perform and satisfy all of its obligations under all of its contractual obligations except to the extent that failure to perform and satisfy such obligations would not, in the aggregate, have a Material Adverse Effect.

SECTION 5.05. Maintenance of Property; Insurance. Keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty, liability, and such other insurance (that may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

SECTION 5.06. Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in accordance with GAAP; and permit, during regular business hours upon reasonable prior notice by the Administrative Agent and in compliance with the reasonable security procedures of the Borrower, the Administrative Agent (which may be accompanied by one or more Lenders) to visit and inspect any of its properties and examine and make abstracts (including photocopies) from any of its books and records (other than materials protected by the attorney-client, work product, or other privilege and materials that the Loan Parties may not disclose without violation of a confidentiality obligation binding upon a Loan Party or any Significant Subsidiary) at any reasonable time, and to discuss the business, operations, properties, and financial and other condition of the members of the Consolidated Group with officers and employees of the members of the Consolidated Group and with their independent certified public accountants (provided that the Borrower shall have the right to be present at such meetings). The cost of the inspection referred to in the preceding sentence shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of the Borrower.

SECTION 5.07. Financial Covenants. (a) Total Net Leverage Ratio. Maintain a ratio (the “Total Net Leverage Ratio”), as of the end of each fiscal quarter, of (i) Consolidated Total Indebtedness at such date to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on such date of not more than (A) 3.00 to 1.00 for each of the fiscal quarters ending December 31, 2025 through and including June 30, 2026, (B) 3.75 to 1.00 for the fiscal quarters ending September 30, 2026 and December 31, 2026, (C) 3.25 to 1.00 for the fiscal quarter ending March 31, 2027 and (D) 3.00 to 1.00 for the fiscal quarter ending June 30, 2027 and each fiscal quarter ending thereafter; provided that, to the extent that the Borrower or any of its Subsidiaries (i) during any period of four fiscal quarters for which financial statements are available, consummates a Material Acquisition or completes a Material Project and (ii) within 30 days of consummating such Material Acquisition or completing such Material Project referred to in clause (i) of this proviso, the Borrower notifies the Administrative Agent that the Borrower elects to increase the maximum Total Net Leverage Ratio threshold as a result thereof, then the maximum Total Net Leverage Ratio threshold for the fiscal quarter in which such election is made by the Borrower and the immediately six following fiscal quarters (such period of six fiscal quarters, an “Acquisition Holiday Period”) shall be increased by 0.25~~:~~ to 1.00 (provided that the maximum Total Net Leverage Ratio threshold for any such fiscal quarter shall not, in any event, exceed 3.25~~:~~ to 1.00).

(b) Consolidated Tangible Net Worth. Maintain Consolidated Tangible Net Worth, as of the end of each fiscal quarter, of not less than $1,000,000,000.

SECTION 5.08. Use of Proceeds. Use the Loans solely for the purposes provided in Section 3.11.

SECTION 5.09. Additional Subsidiary Guarantors. Cause each of the Borrower’s Material Domestic Subsidiaries that is not a party to the Subsidiary Guaranty, whether newly formed, after acquired, or otherwise existing, to promptly, and in any event within 30 days from such formation or acquisition, become a “Subsidiary Guarantor” thereunder by way of execution of the Subsidiary Guaranty or a supplement thereto.

SECTION 5.10. Payment of Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry and historical company practice (subject, where applicable, to specified grace periods) all its obligations (including, without limitation, all Taxes) of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge, or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP, with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except to the extent that failure to pay, discharge, or otherwise satisfy such obligations would not reasonably be expected to have Material Adverse Effect.

SECTION 5.11. Further Assurances. The Borrower will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower to the Administrative Agent and Lenders (collectively, “Information Materials”) pursuant to this Article V and will identify Information Materials (i) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (ii) that are not Public Information as “Private Information”. The parties hereby agree that any Information Material shall be deemed to be Private Information unless such information is (x) identified by the Borrower as Public Information or is (y) known with certainty to the Administrative Agent to be available on the Borrower’s internet website.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that the Borrower shall not, and shall not permit any Significant Subsidiary, or in the case of Section 6.06 and Section 6.08, any Subsidiary, to:

SECTION 6.01. Liens. Contract, create, incur, assume, or permit to exist any Lien with respect to any of its respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

SECTION 6.02. Consolidation, Merger, Sale, Etc. Enter into a transaction of merger with or consolidation into any Person or sell, lease, or otherwise dispose of all or substantially all of its assets of the Borrower and its Subsidiaries (taken as a whole), except:

(a) any Subsidiary Guarantor may be merged with or consolidated into, or may sell, lease, or dispose of all or substantially all of its assets to the Borrower or another Subsidiary Guarantor;

(b) any Subsidiary may be merged with or consolidated into any Person that is or will upon the consummation of such merger or consolidation be a Loan Party (subject to compliance with Section 5.09 of this Agreement within the timeframe set forth therein);

(c) any Subsidiary that is not a Loan Party may be merged with or consolidated into, or may sell, lease, or dispose of all or substantially all of its assets to any other Subsidiary that is not a Loan Party;

(d) any Person may be merged into or consolidated with the Borrower or any Subsidiary of the Borrower, provided (i) in the case of any such merger with or consolidation into the Borrower, the Borrower is the surviving Person, (ii) in the case of any such merger with or consolidation into a Subsidiary Guarantor, the Subsidiary Guarantor is the surviving Person (iii) such merger or consolidation does not violate any other provision of this Agreement, (iv) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (v) the representations and warranties contained in Article III of this Agreement shall, except to the extent that they relate solely to an earlier date, be true in all material respects (or in all respects if such representation or warranty is qualified by materiality or Material Adverse Effect) with the same effect as though such representations and warranties had been made at such time;

(e) any Receivables Seller may sell or otherwise transfer Permitted Receivables Assets under Permitted Receivables Facilities (solely to the extent such Permitted Receivables Facility is permitted pursuant to Section 6.08(i)) or Permitted Receivables Factorings; and

(f) the Borrower and its Subsidiaries may make any disposition of Inventory Financing Assets arising in connection with an Inventory Financing permitted by Section 6.08(i).

SECTION 6.03. Sale Leasebacks. Other than the Sale and Lease-Back Transactions disclosed on Schedule 6.03, enter into or suffer to exist any Sale and Lease-Back Transactions relating to the same or similar Property for a term of more than three (3) years, unless the sum of (i) the aggregate amount of such transactions, measured using in each case the greater of (a) the fair market value of the assets sold or (b) the selling price and (ii) the aggregate principal amount then outstanding secured by liens described in clause (u) of the definition of Permitted Liens, does not exceed $100,000,000.

SECTION 6.04. Sale of Subsidiaries. Notwithstanding anything to the contrary in Section 6.02, the Borrower and its Subsidiaries shall have the right to sell or otherwise dispose of any Subsidiary (or all or substantially all of the assets thereof), provided that such sale or other disposition does not violate any other provision of this Agreement and immediately before and immediately after such sale or other disposition (i) there shall exist no Default or Event of Default, (ii) no Material Adverse Effect shall result therefrom, and (iii) the representations and warranties contained in Article 3 of this Agreement shall, except to the extent that they relate solely to an earlier date, be true in all material respects (or in all respects if such representation or warranty is qualified by materiality or Material Adverse Effect) with the same effect as though such representations and warranties had been made at such time.

SECTION 6.05. Transactions with Affiliates. Enter into any material transaction or series of transactions, whether or not in the ordinary course of business, with any of its Affiliates, except:

(a) transactions on terms and conditions that, in the reasonable opinion of the Borrower, are not less favorable than could be obtained in a comparable arm’s-length transaction with an unrelated third party;

(b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate;

(c) transactions pursuant to any agreement in existence prior to the Effective Date, or any amendment thereto, provided the terms of such amendment are not less favorable to the Borrower or its Subsidiaries than the terms of the relevant agreement prior to such amendment; and

(d) transactions contemplated by (x) any Permitted Receivables Facility Documents, to the extent the related Permitted Receivables Facility is permitted pursuant to Section 6.08(i) and (y) any Inventory Financing permitted by Section 6.08(i).

A transaction or series of transactions involving aggregate consideration of less than $10,000,000 will not be considered material for the purposes of this Section 6.05. This Section 6.05 shall not prohibit the declaration or payment of any dividends or distributions by the Borrower to its shareholders generally, or to holders of a particular class of shares.

SECTION 6.06. Investments. Directly or indirectly, make any Investment, except for (i) Investments that are consistent with the Borrower’s past practices or in connection with or ancillary to the Borrower’s and its Subsidiaries’ existing lines of business as of the Effective Date, (ii) to the extent made in connection with a Permitted Receivables Facility permitted pursuant to Section 6.08(i) (A) contributions of Permitted Receivables Assets and (B) loans or advances made by any Borrower or any Receivables Seller to the Receivables Entity for the noncash portion of the purchase price of the Permitted Receivables Assets, (iii) to the extent made in connection with an Inventory Facility permitted pursuant to Section 6.08(i) (A) Investments in an Inventory Financing Entity or any Investment by an Inventory Financing Entity in any other Person in connection with an Inventory Financing; provided, however, that any such Investment in an Inventory Financing Entity is in the form of (x) a contribution of additional Inventory Financing Assets or (y) loans in respect of the noncash portion of the purchase price of Inventory Financing Assets and (B) distributions or payments of fees in connection with any Inventory Financing and purchases of Inventory Financing Assets in connection with an Inventory Financing, and (iv) other Investments which in the aggregate do not exceed the greater of (i) $300,000,000 and (ii) 15% of Consolidated Total Tangible Assets at any one time outstanding.

SECTION 6.07. Use of Proceeds. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.08. Subsidiary Indebtedness. As of the end of each fiscal quarter, the Borrower will not permit any Subsidiary to have outstanding any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness existing on the Effective Date and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof (other than for accrued interest, premiums, costs and expenses); provided, however, that if the principal amount of such Indebtedness is increased (other than for accrued interest, premiums, costs and expenses), Indebtedness up to the original principal amount outstanding on the date hereof shall be permitted under this clause (b), with any increased Indebtedness to be permitted only if permitted under a subsequent clause of this Section 6.08;

(c) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;

(d) Support Obligations by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

(e) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including any Capital Leases and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than for accrued interest, premiums, costs and expenses);

(f) Indebtedness of any Subsidiary with respect to Sale and Leaseback Transactions permitted by Section 6.03;

(g) Indebtedness incurred in the ordinary course of business to finance insurance premiums or take-or-pay obligations contained in supply arrangements;

(h) Permitted Receivables Factoring;

(i) Indebtedness of any Receivables Entity incurred pursuant to Permitted Receivables Facilities and Indebtedness of any Subsidiary incurred in connection with any Inventory Financing, in an aggregate principal amount (such principal amount to be calculated as the Attributable Indebtedness of such Working Capital Facility) not to exceed $100,000,000 at any time outstanding; and

(j) other Indebtedness of any Subsidiary so long as at the end of such quarter, the principal amount of such Indebtedness does not, in the aggregate, exceed the greater of (i) $350,000,000 and (ii) 17.5% of Consolidated Total Tangible Assets.

SECTION 6.09. Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE VII

Events of Default

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)	Payment.

(i) Default in the payment when due of any principal of any of the Loans or fail to reimburse any Issuing Bank for any LC Exposure when due (in each case, whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; or

(ii) Default, and such defaults shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans or of any fees or other amounts owing hereunder, under any of the other Loan Documents or in connection herewith or therewith; or

(b) Representations. Any representation, warranty, or statement made in any of the Loan Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed made; or

(c) Covenants.

(i) Default in the due performance or observance of any term, covenant, or agreement contained in Section 5.03(a), 5.07, 5.08, or Article VI; or

(ii) Default in the due performance or observance by it of any term, covenant, or agreement (other than those referred to in subsections (a), (b), or (c)(i) of this Section 7.01) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of (A) a Responsible Officer of a Loan Party becoming aware of such default or (B) notice thereof to the Borrower by the Administrative Agent; or

(d) Bankruptcy, Etc. Any Bankruptcy Event shall occur with respect to a Loan Party or a Significant Subsidiary; or

(e) Defaults under Other Agreements.

(i) Any default made in the payment (beyond the applicable grace period with respect thereto, if any) in respect of any Indebtedness of any Loan Party or any Significant Subsidiary in an aggregate principal amount of $50,000,000, or more; provided that Indebtedness of a Significant Subsidiary organized under the laws of a jurisdiction other than the United States of America or a political subdivision thereof shall not be included in the calculation of such $50,000,000, so long as:

(A) the obligation to make such payment is being actively contested in good faith and such Significant Subsidiary is holding in escrow an amount of cash equal to or greater than the disputed payment;

(B) the Borrower or any other Loan Party or such Significant Subsidiary is unable to realize the benefits of ownership of such foreign Subsidiary because of war, civil commotion, insurrection, revolution, riot, confiscation, or force majeure actions caused by a government or actions against a government;

(C) the Borrower or any other Loan Party or Significant Subsidiary has a colorable claim in the nature of common law, equitable, or statutory set-off against the Person to whom such Indebtedness is owing; or

(D) the aggregate amount of all such obligations does not exceed $50,000,000; or

(ii) The maturity of any Indebtedness of any Loan Party or any Significant Subsidiary in an aggregate principal amount of $50,000,000 or more shall be accelerated; provided that Indebtedness of a Significant Subsidiary organized under the laws of a jurisdiction other than the United States of America or a political subdivision thereof shall not be included in the calculation of such $50,000,000 so long as:

(A) the obligation to make such payment is being actively contested in good faith and such Significant Subsidiary is holding in escrow an amount of cash equal to or greater than the disputed payment;

(B) the Borrower or any other Loan Party is unable to realize the benefits of ownership of such foreign Subsidiary because of war, civil commotion, insurrection, revolution, riot, confiscation, or force majeure actions caused by a government or actions against a government,

(C) such Significant Subsidiary has a colorable claim in the nature of common law, equitable, or statutory set-off against the Person to whom such Indebtedness is owing, or

(D) the aggregate amount of all such obligations under this clause 7.01(e)(ii) does not exceed $50,000,000; or

(iii) Any default (beyond any applicable grace period with respect thereto) made in any payment of an amount in excess of Five Million Dollars ($5,000,000) in respect of any Hedging Agreement between the Borrower and any Lender, or any Affiliate of a Lender; or

(f) Judgments. Any Loan Party or any Significant Subsidiary shall fail within thirty (30) days of the date due and payable to pay, bond, or otherwise discharge any judgment, settlement, or order for the payment of money which judgment, settlement, or order, when aggregated with all other such judgments, settlements, or orders due and unpaid at such time, exceeds $50,000,000 (to the extent not covered by an unaffiliated third party insurer that has not denied coverage), and that is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; provided that judgments resulting from the failure of any Loan Party or any Significant Subsidiary to honor its obligations in respect of a guaranty of obligations of a subsidiary organized under the laws of a jurisdiction other than the United States of America or a political subdivision thereof shall not be included in the calculation of such $50,000,000 if:

(i) the Loan Party or such Significant Subsidiary is unable to realize the benefits of ownership of such foreign subsidiary because of war, civil commotion, insurrection, revolution, riot, confiscation, or force majeure actions caused by a government or actions against a government,

(ii) the Loan Party or such Significant Subsidiary has a colorable claim in the nature of common law, equitable, or statutory set-off against the Person in favor of which such judgment was entered, and

(iii) the aggregate amount of all such obligations does not exceed $50,000,000; or

(g) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect: (1) any “accumulated funding deficiency”, as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, that is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, that is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur that may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or (5) a member of the Consolidated Group or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or

(h) Guaranty. Any guaranty required hereby or any provision thereof shall cease to be in full force and effect at the time required or any Subsidiary Guarantor or any Person acting by or on behalf of any Subsidiary Guarantor shall deny or disaffirm in writing any Subsidiary Guarantor’s obligations under the Subsidiary Guaranty; or

(i) Change of Control. There shall occur a Change of Control; or

(j) Loan Documents. Any Loan Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the material rights, powers, and privileges purported to be created thereby or any Loan Party or any Person acting by or on behalf of any Loan Party shall deny or disaffirm in writing any Loan Party’s obligations or the Administrative Agent’s or the Lenders’ rights under any Loan Document (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive);

If an Event of Default occurs (other than an event with respect to the Borrower described in clause (d) of this Article), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the other Loan Parties, (iii) require that the Borrower provide cash collateral as required in Section 2.06(j) and (iv) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and applicable law. If an Event of Default with respect to the Borrower described in clause (d) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the LC Exposure as provided in clause (iii) above shall automatically become effective without presentment, in each case, without demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the other Loan Parties. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Authorization and Action.

(a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and each Issuing Bank with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank or any other holder of Obligations other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of any Co-Syndication Agent, any Co-Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other holder of Obligations to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other holders of Obligations, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

(g) The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each holder of Obligations, whether or not a party hereto, will be deemed, by its acceptance of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.

SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any claim, liability, loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or each Issuing Bank or any Dollar amount thereof.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or any Issuing Bank and shall not be responsible to any Lender or any Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications.

(a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-SYNDICATION AGENT, ANY CO-DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or such Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitment, Loans, Letter of Credit Commitment and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or any Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, the Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05. Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks.

(a) Each Lender and Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, Co-Syndication Agent, Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)

(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of satisfying an Obligation.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(d) The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.

SECTION 8.07. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers, any Co-Syndication Agent, any Co-Documentation Agent and any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or the Arrangers, or the Co-Syndication Agents, the Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c) The Administrative Agent and each Arranger, each Co-Syndication Agent and each Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, arrangement fees, facility fees, commitment fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.08. Borrower Communications.

(a) The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.

(d) Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(e) Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(i) if to the Borrower, to it at Universal Corporation, 9201 Forest Hill Avenue, Richmond, Virginia 23235, Attention of Treasurer (Telecopy No. (804) 254-3584; Telephone No. 804-254-1354; Email: maw00001@universalleaf.com with a copy (in the case of a notice of Default) to General Counsel (Telecopy No. 804-254-3594; Email: claiboc1@universalleaf.com);

(ii) if to the Administrative Agent from the Borrower, to the address or addresses separately provided by the Administrative Agent to the Borrower;

(iii) if to the Administrative Agent from the Lenders, to JPMorgan Chase Bank, N.A., 131 South Dearborn Street, Floor 04, Chicago, Illinois, 60603-5506, Attention: Loan and Agency Servicing;

(iv) if to the Swingline Lender or to an Issuing Bank, to it at the address separately provided by the Swingline Lender to the Borrower; and

(v) if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire or, in the case of notice from the Borrower to any Lender, to such Lender at its address (or telecopy number) as specified in writing by the Administrative Agent to the Borrower.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to any Loan Party, the Lenders, the Administrative Agent and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) except as otherwise expressly provided in the second paragraph of Section 5.01(b), notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the

Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.20 with respect to Incremental Term Loans or as provided in Section 2.14(b) and Section 2.14(c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that no amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.09(c) or 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.21(b) without the written consent of each Lender, (vi) waive any condition set forth in Section 4.02 without the written consent of the Required Revolving Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of a condition set forth in Section 4.02 for purposes of this Section 9.02), (vii) change any of the provisions of this Section or the definition of “Required Lenders” or the definition of “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date), (viii) change any provisions of this Agreement in a manner that by its terms adversely affects the rights or payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders representing a majority in interest of each affected Class, (ix) except as permitted by Section 9.14, release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty without the written consent of each Lender or (x) subordinate (or have the effect of subordinating) the Obligations in right of payment to any other Indebtedness, without the written consent of each Lender directly affected thereby (provided that no such Lender’s consent shall be required pursuant to this Section 9.02(b)(x) if such Lender is offered a reasonable, bona fide opportunity to participate on a pro rata basis in any priming indebtedness (including any fees payable in connection therewith) permitted to be issued as a result of such waiver, amendment or modification); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, any Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.21 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender); provided further that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower and any Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and such Issuing Bank, respectively. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification

(c) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to Section 2.20) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the Term Loans (including the Incremental Term Loans) and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity that is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment that would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (iii) such Non-Consenting Lender shall have received the outstanding principal amount of its Loans and participations in LC Disbursements. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(e) Notwithstanding anything herein to the contrary, as to any amendment or amendment and restatement otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment or amendment and restatement, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

(f) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable, documented, out-of-pocket fees, charges, and disbursements of one primary counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications, or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented, out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank, or any Lender, including the reasonable, documented, out-of-pocket fees, charges, and disbursements of one primary counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent, any Issuing Bank, or any Lender, in connection with the enforcement, collection or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable, documented, out-of-pocket expenses incurred during any workout, restructuring, or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, each Arranger, each Co-Syndication Agent, each Co-Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable, documented, out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv)

any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a material breach by such Indemnitee of its express obligations under any Loan Document pursuant to a claim initiated by the Borrower. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraph (a), (b) or (c) of this Section 9.03 to the Administrative Agent, each Issuing Bank and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any of the Administrative Agent, any Arranger and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal) other than damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Lender-Related Person, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (1) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a) or (d) of Article VII has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(C) each Issuing Bank; provided that no consent of an Issuing Bank shall be required if (x) an Event of Default occurs with respect to the Borrower under clause (d) of Article VII and (y) such Issuing Bank has no outstanding Letters of Credit at that time; provided further that no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Term Loan; and

(D) the Swingline Lender; provided that no consent of the Swingline Lender shall be required if (x) an Event of Default occurs with respect to the Borrower under clause (d) of Article VII and (y) the Swingline Lender has no outstanding Swingline Loans at that time; provided further that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information, subject to the restrictions contained herein, about the Borrower and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws; and

(E) no assignment shall be made to (x) the Borrower or any of its Subsidiaries or Affiliates or (y) a natural person.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Parent, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.

The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Notwithstanding anything in this Agreement to the contrary, any Participant that is a member of the Farm Credit System that (i) has purchased a participation from a selling Lender in the minimum amount of $10,000,000 on or after the Effective Date, (ii) is, by written notice to the Borrower and the Administrative Agent (“Voting Participant Notification”), designated by such selling Lender as being entitled to be accorded the rights of a voting participant hereunder (any bank that is a member of the Farm Credit System so designated being called a “Voting Participant”) and (iii) receives the prior written consent of the Borrower and the Administrative Agent to become a Voting Participant, shall be entitled to vote (and the voting rights of such selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (i) state the full name, as well as all contact information required of assignee as set forth in Exhibit A hereto and (ii) state the dollar amount of the participation purchased. Furthermore, it is understood and agreed that each Voting Participant Notification shall be promptly updated by the applicable selling Lender in the event of any change to the amount of the participation of such Voting Participant, and such selling Lender shall provide prompt notice of each such change to the Borrower and the Administrative Agent. Notwithstanding the foregoing, each of the following members of the Farm Credit System shall be a Voting Participant without the prior written consent of the Borrower and the Administrative Agent (but, for the avoidance of doubt, the selling Lender is required to deliver a Voting Participant Notification to the Borrower and the Administrative Agent as a condition precedent to any such member of the Farm Credit System becoming a Voting Participant): AgCarolina Farm Credit, FLCA, AgWest Farm Credit, FLCA, American AgCredit, FLCA, Capital Farm Credit, ACA as Agent Nominee for Capital Farm Credit, FLCA, CoBank FCB, Compeer Financial, FLCA, Farm Credit East, ACA, Farm Credit Bank of Texas, Farm Credit Mid-America, FLCA, Farm Credit of the Virginias, ACA, Farm Credit of Florida, ACA, GreenStone Farm Credit Services, FLCA and Horizon Farm Credit, ACA. The Borrower and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees for the benefit of the Borrower to comply with Section 2.17(f) as though it were a Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”);

provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, such Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents (except as otherwise expressly set forth in any such other Loan Document) shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent or any of its Related Parties relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(d) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) who need to know such information, (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap, derivative or insurance transaction relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries or agents relating to the Borrower or any of its Subsidiaries or its or their respective business, other than any such information that is available to the Administrative Agent, such Issuing Bank, or such Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries or agents and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the requirements of the Beneficial Ownership Regulation hereby notifies each Loan Party that pursuant to the requirements of the Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations.

SECTION 9.14. Releases of Subsidiary Guarantors. (a) A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b) Further, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor is no longer a Material Domestic Subsidiary.

(c) At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than obligations under any Swap Agreement not yet due and payable or under any Banking Services Agreement not yet due and payable, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 9.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be accumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such accumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16. No Advisory or Fiduciary Responsibility. (a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower, its Subsidiaries and other companies with which the Borrower or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower or any of its Subsidiaries, confidential information obtained from other companies.

SECTION 9.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.18. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.19. Termination of Commitments under Existing Credit Agreement. Each of the signatories hereto (including, without limitation, the Company) that is also a party to the Existing Credit Agreement hereby agrees that, on and as of the Effective Date, all of the “Commitments” under the Existing Credit Agreement will be terminated and cancelled automatically and irrevocably and any required notice periods in connection with such termination and cancellation and any repayments or prepayments in connection with such termination and cancellation are hereby waived.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

UNIVERSAL CORPORATION, as the Borrower

By
Name:
Title:
JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Swingline Lender, as an Issuing Bank and as Administrative Agent

By
Name:
Title:
TRUIST BANK, individually as a Lender and as an Issuing Bank

By
Name:
Title:
AGFIRST FARM CREDIT BANK, as a Lender

By
Name:
Title:
FIRST HORIZON BANK, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

Universal Corporation

KEYBANK NATIONAL ASSOCIATION, as a Lender

By
Name:
Title:
CITIBANK, N.A., as a Lender

By
Name:
Title:
BANK OF AMERICA, N.A., as a Lender

By
Name:
Title:
UBS SWITZERLAND AG, as a Lender

By
Name:
Title:
ATLANTIC UNION BANK, as a Lender

By
Name:
Title:
CAPITAL ONE, N.A., as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

Universal Corporation

BANK OF CHINA, NEW YORK BRANCH, as a Lender

By
Name:
Title:
BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender

By
Name:
Title:
HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By
Name:
Title:
FARM CREDIT BANK OF TEXAS, as a Lender

By
Name:
Title:
FARM CREDIT MID-AMERICA, PCA, as a Lender

By
Name:
Title:
COBANK, ACB, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

Universal Corporation

GREENSTONE FARM CREDIT SERVICES ACA, as a Lender

By
Name:
Title:
COMPEER FINANCIAL, PCA, as a Lender

By
Name:
Title:

Signature Page to Credit Agreement

Universal Corporation

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Loan Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	Universal Corporation

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of December 9, 2025 among Universal Corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

[1]	Select as applicable.

6. Assigned Loan Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$		%
	$	$		%
	$	$		%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment”, “Term Loan Commitment”, etc.).
[3]	Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
[and Issuing Bank and Swingline Lender]

By:
Title:

[[________], as an Issuing Bank]

By:
Title:

[Consented to:][4]

UNIVERSAL CORPORATION

By:
Title:

[4]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

3

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Loan Interest, (ii) the Assigned Loan Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Loan Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Loan Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Loan Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Loan Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Loan Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Without limiting the foregoing, the Assignee represents and warrants, and agrees to, each of the matters set forth in Section 8.06 of the Credit Agreement, including that the Loan Documents set out the terms of a commercial lending facility.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Loan Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT B

[FORM OF]

[REVOLVING][TERM A-1][TERM A-2] LOAN NOTE

[_________], 2025

FOR VALUE RECEIVED, the undersigned, UNIVERSAL CORPORATION, a Virginia corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to [LENDER] (the “Lender”) the aggregate unpaid amount of all [Revolving][Term A-1][Term A-2] Loans made by the Lender to the Borrower pursuant to the “Credit Agreement” (as defined below) on the [Revolving/TLA-1][TLA-2] Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

The undersigned Borrower promises to pay interest on the unpaid principal amount of each [Revolving][Term A-1][Term A-2] Loan made to it from the date of such Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each [Revolving][Term A-1][Term A-2] Loan, and upon each payment or prepayment of principal of each [Revolving][Term A-1][Term A-2] Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such [Revolving][Term A-1][Term A-2] Loan, the respective Interest Period thereof (in the case of Term Benchmark Loans) or the amount of principal paid or prepaid with respect to such [Revolving][Term A-1][Term A-2] Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the undersigned Borrower hereunder or under the Credit Agreement.

This [Revolving][Term A-1][Term A-2] Loan Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of December 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). The Credit Agreement, among other things, (i) provides for the making of [Revolving][Term A-1][Term A-2] Loans by the Lender to the undersigned Borrower from time to time in an aggregate amount not to exceed at any time outstanding amount of such Lender’s [Revolving][Term A-1 Loan][Term A-2 Loan] Commitment, the indebtedness of the undersigned Borrower resulting from each such [Revolving][Term A-1][Term A-2] Loan to it being evidenced by this [Revolving][Term A-1][Term A-2] Loan Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

Whenever in this [Revolving][Term A-1][Term A-2] Loan Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this [Revolving][Term A-1][Term A-2] Loan Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

***

This [Revolving][Term A-1][Term A-2] Loan Note shall be construed in accordance with and governed by the law of the State of New York.

UNIVERSAL CORPORATION

By:
Name:
Title:

[Revolving][Term A-1][Term A-2] Loan Note

EXHIBIT C

[Intentionally Omitted]

EXHIBIT D

[Intentionally Omitted]

EXHIBIT E

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of December 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Universal Corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Revolving Commitments and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Revolving Commitment and/or to participate in such a tranche;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to [increase the aggregate Revolving Commitments] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Revolving Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Revolving Commitment increased by $[__________], thereby making the aggregate amount of its total Revolving Commitments equal to $[__________]] [and] [(a) participate in a tranche of Incremental Term Loans with a commitment amount equal to $[__________] with respect thereto and (b) make such amount of Incremental Term Loans available pursuant to Section 2.20 of the Credit Agreement].

2. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5. This Supplement is a Loan Document under (and as defined in) the Credit Agreement. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

UNIVERSAL CORPORATION

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

2

EXHIBIT F

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of December 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Universal Corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Revolving Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, [(a)] become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Revolving Commitment of $[__________]] [and] [commitment with respect to Incremental Term Loans of $[__________] and (b) make such amount of Incremental Term Loans available pursuant to Section 2.20 of the Credit Agreement].

2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[___________]

4. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. This Supplement is a Loan Document under (and as defined in) the Credit Agreement. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

UNIVERSAL CORPORATION

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

3

EXHIBIT G

LIST OF CLOSING DOCUMENTS

Universal Corporation

CREDIT FACILITIES

December 9, 2025

LIST OF CLOSING DOCUMENTS1

A. LOAN DOCUMENTS

1.

Credit Agreement (the “Credit Agreement”) by and among Universal Corporation, a Virginia corporation (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrower from the Lenders in an initial aggregate principal amount of $780,000,000, a term A-1 loan facility to the Borrower from the Lenders in an initial aggregate principal amount of $275,000,000 and a term A-2 loan facility to the Borrower from the Lenders in an initial aggregate principal amount of $345,000,000.

SCHEDULES

Schedule 2.01A – Commitments

Schedule 2.01B – Letter of Credit Commitments

Schedule 3.05 – Material Litigation

Schedule 3.10 – Subsidiaries

Schedule 3.14 – Disclosed Environmental Matters

Schedule 6.03 – Existing Sale and Lease-Back Transactions

EXHIBITS

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Note

Exhibit C – [Intentionally Omitted]

Exhibit D – [Intentionally Omitted]

Exhibit E – Form of Increasing Lender Supplement

Exhibit F – Form of Augmenting Lender Supplement

Exhibit G – List of Closing Documents

Exhibit H – Form of Subsidiary Guaranty

Exhibit I-1 – Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)

Exhibit I-2 – Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)

Exhibit I-3 – Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)

Exhibit I-4 – Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)

Exhibit J – Form of Officer’s Certificate

Exhibit K – Form of Account Designation Letter

[1]

Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.

2.	Notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement.

3.	Subsidiary Guaranty, by Universal Ingredients, Inc. a Virginia corporation, as initial guarantor, in favor of the Administrative Agent.

B. CORPORATE DOCUMENTS

4.

Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-Laws or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request a Borrowing or the issuance of a Letter of Credit under the Credit Agreement.

5.	Good Standing Certificate for each Loan Party from the Secretary of State of the jurisdiction of its organization.

C. OPINIONS

6.	Opinion of Hunton Andrews Kurth LLP, outside counsel for the Loan Parties.

7.	Opinion of Catherine H. Claiborne, internal counsel for the Loan Parties.

D. CLOSING CERTIFICATES AND MISCELLANEOUS

8.

A Certificate signed by the President, a Vice President or a Financial Officer of the Borrower certifying the following: (i) all of the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (or in all respects if such representation or warranty is qualified by materiality or Material Adverse Effect) and (ii) no Default or Event of Default has occurred and is then continuing.

9.

Payoff documentation providing evidence satisfactory to the Administrative Agent that the credit facilities evidenced by the Existing Credit Agreement have been terminated and cancelled (along with all of the agreements, documents and instruments delivered in connection therewith) and all Indebtedness owing thereunder has been repaid.

2

EXHIBIT H

FORM OF SUBSIDIARY GUARANTY

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of [__________], by and among each of the undersigned (the “Initial Guarantors” and along with any additional Subsidiaries of the Borrower that become parties to this Guaranty by executing a supplement hereto in the form attached as Annex I, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Guaranteed Obligations (as defined below), under the Credit Agreement referred to below.

WITNESSETH

WHEREAS, Universal Corporation, a Virginia corporation (the “Borrower”), the institutions from time to time parties thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”), have entered into a certain Credit Agreement dated as of December 9, 2025 (as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrower;

WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting all of the Subsidiaries of the Borrower required to execute this Guaranty pursuant to Section 5.09 of the Credit Agreement) execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due of all Obligations; and

WHEREAS, in consideration of the direct and indirect financial and other support that the Borrower has provided, and such direct and indirect financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the Obligations of the Borrower;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

SECTION 2. Representations, Warranties and Covenants. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making, conversion or continuation of any Loan or issuance of any Letter of Credit) that:

(A) It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation, organization or formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority could not reasonably be expected to have a Material Adverse Effect.

(B) It (to the extent applicable) has the requisite power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by each Guarantor of this Guaranty and the performance by each of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, respectively, enforceable against such Guarantor, respectively, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(C) Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the provisions hereof will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its articles or certificate of incorporation (or equivalent charter documents), limited liability company or partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or (ii) conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on its property pursuant to the terms of, any such indenture, instrument or agreement (other than any Loan Document). No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it, is required to be obtained by it in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against it of, this Guaranty.

In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Guaranteed Obligations shall remain unpaid, it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement unless and until it is no longer a Material Domestic Subsidiary.

SECTION 3. The Guaranty. Each of the Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Loan made to the Borrower pursuant to the Credit Agreement, (ii) any obligations of the Borrower to reimburse LC Disbursements (“Reimbursement Obligations”), (iii) all obligations of the Borrower owing to any Lender or any affiliate of any Lender under any Swap Agreement or Banking Services Agreement, (iv) all other amounts payable by the Borrower or any of its Subsidiaries under the Credit Agreement, any Swap Agreement, any Banking Services Agreement and the other Loan Documents and (v) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrower of all of the agreements, conditions, covenants, and obligations of the Borrower contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations” (provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor) and the holders from time to time of the Guaranteed Obligations being referred to collectively as the “Holders of Guaranteed Obligations”). Upon (x) the failure by the Borrower or any of its Affiliates, as applicable, to pay punctually any such amount or perform such obligation, and (y) such failure continuing beyond any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement, any Swap

2

Agreement, any Banking Services Agreement or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution that such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 4. Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(A) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(B) any modification or amendment of or supplement to the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document, including, without limitation, any such amendment that may increase the amount of, or the interest rates applicable to, any of the Obligations guaranteed hereby;

(C) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(D) any change in the corporate, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

(E) the existence of any claim, setoff or other rights that the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Holder of Guaranteed Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

3

(F) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Swap Agreement, any Banking Services Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(G) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(H) the election by, or on behalf of, any one or more of the Holders of Guaranteed Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(I) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(J) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Holders of Guaranteed Obligations or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(K) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(L) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Holder of Guaranteed Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder except as provided in Section 5.

SECTION 5. Continuing Guarantee; Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Loan, any Reimbursement Obligation or any other amount payable by the Borrower or any other party under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document (including a payment effected through exercise of a right of setoff) is rescinded, or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Holder of Guaranteed Obligations in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in the same currency as such Guaranteed Obligation is denominated.

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SECTION 6. General Waivers; Additional Waivers.

(A) General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(B) Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

(i) any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii) (a) notice of acceptance hereof; (b) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of Administrative Agent and Holders of Guaranteed Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable time; (d) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (f) notice of any Default or Event of Default; and (g) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;

(iii) its right, if any, to require the Administrative Agent and the other Holders of Guaranteed Obligations to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Holders of Guaranteed Obligations has or may have against, the other Guarantors or any third party, or against any collateral provided by the other Guarantors, or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv) (a) any rights to assert against the Administrative Agent and the other Holders of Guaranteed Obligations any defense (legal or equitable), set-off, counterclaim, or claim that such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Holders of Guaranteed Obligations; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Administrative Agent’s and the other Holders of Guaranteed Obligations’ rights or remedies against the other Guarantors; the alteration by the Administrative Agent and the other Holders of Guaranteed Obligations of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Administrative Agent and the other Holders of Guaranteed Obligations by operation of law as a result of the Administrative Agent’s and the other Holders of Guaranteed Obligations’ intervention or omission; or the acceptance by the Administrative Agent and the other Holders of Guaranteed Obligations of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act that shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and

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(v) any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the other Holders of Guaranteed Obligations; or (b) any election by the Administrative Agent and the other Holders of Guaranteed Obligations under Section 1111(b) of Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantors.

SECTION 7. Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(A) Subordination of Subrogation. Until the Guaranteed Obligations have been fully and finally performed and indefeasibly paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy that Holders of Guaranteed Obligations, the Issuing Banks or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Holders of Guaranteed Obligations, the Issuing Banks and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Holders of Guaranteed Obligations or the Issuing Banks. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the other Holders of Guaranteed Obligations and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the other Holders of Guaranteed Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(A).

(B) Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against the Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Guaranteed Obligations and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document, any Swap Agreement or any Banking Services Agreement have been terminated. If all or any part of the assets of any

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Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold (each such event being herein referred to as an “Insolvency Event”), then any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Guaranteed Obligations, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Guaranteed Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Guaranteed Obligations, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Holders of Guaranteed Obligations. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Guaranteed Obligations have been terminated, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.

SECTION 8. Contribution with Respect to Guaranteed Obligations.

(A) To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount that otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guaranteed Obligations and termination of the Credit Agreement, the Swap Agreements and the Banking Services Agreements, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(B) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

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(C) This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(D) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(E) The rights of the indemnifying Guarantors against other Guarantors under this Section 8 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash and the termination of the Credit Agreement, the Swap Agreements and the Banking Services Agreements.

SECTION 9. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

SECTION 10. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article IX of the Credit Agreement with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor, in care of the Borrower at the address of the Borrower set forth in the Credit Agreement or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article IX.

SECTION 11. No Waivers. No failure or delay by the Administrative Agent or any other Holder of Guaranteed Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Swap Agreement, any Banking Services Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 12. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the other Holders of Guaranteed Obligations and their respective successors and permitted assigns; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 12 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

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SECTION 13. Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent.

SECTION 14. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 15. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL; IMMUNITY.

(A) CONSENT TO JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT.

(B) WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN SUCH ACTION.

(C) TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

SECTION 16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

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SECTION 17. Taxes, Expenses of Enforcement, etc.

(A) Taxes. Any obligation of the Borrower under Section 2.17 of the Credit Agreement to pay any additional amounts to, or indemnify, any Lender for any taxes that are required to be withheld or deducted from payments made to any Lender or to pay for, or indemnify any Lender for, any Other Taxes, shall apply mutatis mutandis (and without duplication) to each Guarantor with respect to this Guaranty and payments made hereunder. By accepting the benefits hereof, each Lender agrees that it will comply with Section 2.17(f) of the Credit Agreement.

(B) Expenses of Enforcement, Etc. The Guarantors agree to reimburse the Administrative Agent and the other Holders of Guaranteed Obligations for any reasonable costs and out-of-pocket expenses (including attorneys’ fees) paid or incurred by the Administrative Agent or any other Holder of Guaranteed Obligations in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.

SECTION 18. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Holder of Guaranteed Obligations (including the Administrative Agent) may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply in accordance with the terms of the Credit Agreement toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Holder of Guaranteed Obligations or the Administrative Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Holder of Guaranteed Obligations (including the Administrative Agent) or any of their respective affiliates.

SECTION 19. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Holders of Guaranteed Obligations (including the Administrative Agent) shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Guaranteed Obligations (including the Administrative Agent), in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Holder of Guaranteed Obligations (including the Administrative Agent) shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information that such Holder of Guaranteed Obligations (including the Administrative Agent), pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

SECTION 20. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 21. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Guaranteed Obligations (including the Administrative Agent).

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SECTION 22. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

SECTION 23. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Guarantor hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Guarantor in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by any Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, of any sum adjudged to be so due in such other currency such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, in the specified currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, in the specified currency and (b) amounts shared with other Holders of Guaranteed Obligations as a result of allocations of such excess as a disproportionate payment to such other Holder of Guaranteed Obligations under Section 2.18 of the Credit Agreement, such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, agrees, by accepting the benefits hereof, to remit such excess to such Guarantor.

SECTION 24. Termination of Guaranty. The obligations of any Guarantor under this Guaranty shall automatically terminate in accordance with Section 9.14 of the Credit Agreement.

SECTION 25. Limitation of Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 26. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 26 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 26 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 26 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 26 constitute, and this Section 26 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As

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used herein, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 27. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Remainder of Page Intentionally Blank.

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IN WITNESS WHEREOF, each of the Initial Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

[GUARANTORS]

By:
Name:
Title:

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Acknowledged and Agreed as of the date first written above:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

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ANNEX I TO GUARANTY

Reference is hereby made to the Guaranty (the “Guaranty”) made as of [__________], by and among [GUARANTORS TO COME] (the “Initial Guarantors” and along with any additional Subsidiaries of the Borrower, which become parties thereto and together with the undersigned, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Guaranteed Obligations, under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] (the “New Guarantor”), agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, New Guarantor has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, 20___.

[NAME OF NEW GUARANTOR]

By:
Its:

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EXHIBIT I-1

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Universal Corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT I-2

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Universal Corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non- U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement..

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT I-3

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Universal Corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT I-4

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Universal Corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[__]

EXHIBIT J

FORM OF OFFICER’S CERTIFICATE

Officer’s Compliance Certificate

This Certificate is delivered in accordance with the provisions of Section 5.02(a) of that Credit Agreement, dated as of December 9, 2025 (as amended, modified and supplemented, the “Credit Agreement”) among Universal Corporation, a Virginia corporation, the Lenders identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the same meanings provided in the Credit Agreement.

The undersigned, being a Responsible Officer of Universal Corporation, a Virginia corporation, hereby certifies, in my official capacity and not in my individual capacity, that to the best of my knowledge and belief:

(a) the financial statements, whether attached or otherwise provided in accordance with the requirements of Section 5.01 of the Credit Agreement, fairly present the financial condition of the parties covered by such financial statements in all material respects for the period and as of the date specified therein;

(b) No Default or Event of Default has occurred and is continuing except to the extent waived in accordance with the provisions of the Credit Agreement; and

(c) attached hereto are detailed calculations demonstrating compliance with the financial covenants set out in Section 5.07 of the Credit Agreement.

This ____ day of _________, 20___.

UNIVERSAL CORPORATION

By:
Name:
Title:

Attachment to Officer’s Certificate

Computation of Financial Covenants

2

EXHIBIT K

FORM OF ACCOUNT DESIGNATION LETTER

[Date]

[JPMorgan Chase Bank, N.A. as Administrative Agent

  For the Lenders referred to below

131 South Dearborn Street, Floor 04

Chicago, Illinois 60603-5506

Attention: Loan and Agency Servicing]

Ladies and Gentlemen:

This Account Designation Letter is delivered to you by UNIVERSAL CORPORATION (the “Company”), a Virginia corporation, under Section 2.07 of the Credit Agreement, dated as of December 9, 2025, (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”).

The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account (the “Designated Account”), unless the Company shall designate, in writing to the Administrative Agent, one or more other accounts:

[Bank]

[Location]

[Account name]

[Account Number]

[ABA Number]

Any one (1) of the following persons are hereby authorized and empowered to borrow and draw upon the Credit Agreement provided that sums borrowed are deposited into the Designated Account:

NAME	SIGNATURE	TITLE	NAME	SIGNATURE	TITLE

This Account Designation Letter may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

IN WITNESS WHEREOF, the undersigned has executed this Account Designation Letter as of the day and year set forth above.

UNIVERSAL CORPORATION

By:
Name:
Title:

2